STOCK AND MEMBERSHIP INTEREST EXCHANGE AGREEMENT

This Stock and Membership Interest Exchange Agreement (this “Agreement”) is made as of October 31, 2014 by CoConnect, Inc., a Nevada corporation (“Buyer”), Fritz Knipschildt, a resident of the State of Connecticut (the “Founder”) and Marshall Brook Capital Corporation LLC, a Delaware limited liability company (“MBCC”).

Recitals

A. The Founder and MBCC (collectively, “Sellers” and individually, a “Seller”) desire to sell, and Buyer desires to purchase, all issued and outstanding membership interests of every class and type (the “HOK Interests”) of House of Knipschildt, LLC, a Connecticut limited liability company (the “Company”), for the consideration and on the terms set forth in this Agreement.

B. It is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax free exchange under subchapter C of the International Revenue Code of 1986, as amended (the “Code”), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

C. The Company desires to sell shares of Buyer Common Stock in a private placement for aggregate net proceeds to the Company of not less than $900,000 (the “Private Placement”) to accredited investors pursuant to one or more subscription or purchase agreements (collectively, the “Purchase Agreement”).

The parties, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS AND USAGE

Section 1.01 Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.01:

“Acquired Companies”—the Company and its Subsidiaries, collectively, and “Acquired Company” means any one of the Acquired Companies.

“Adjoining Property”—as defined in Section 3.19(e).

“Agreement”—as defined in the first paragraph of this Agreement.

“Annual Financial Statements” –as defined in Section 3.04.

“Applicable Contract”—any Contract (a) under which any Acquired Company has or could acquire any rights, (b) under which any Acquired Company has or could become subject to any obligation or liability, or (c) by which any Acquired Company or any assets owned or used by it is or could become bound.

“Balance Sheet Date”—as defined in Section 3.04.

“Board Appointees”—as defined in Section 7.04(a).

“Breach”—any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of the Contract in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

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“Business Day”—any day other than (a) Saturday or Sunday or (b) any other day on which national banks in Los Angeles, California are generally permitted or required to be closed.

“Buyer”—as defined in the first paragraph of this Agreement.

“Buyer Balance Sheet”—as defined in Section 4.07(a).

“Buyer Balance Sheet Date”—as defined in Section 4.07(a).

“Buyer Common Stock”—as defined in Section 2.02.

“Buyer Financial Information”—as defined in Section 4.07(b).

“Buyer Group”—as defined in Section 5.01.

“Buyer Indemnified Persons”—as defined in Section 11.02.

“Buyer’s Closing Documents”— each document to be executed or delivered by Buyer at the Closing.

“Cleanup”—all actions to clean up, remove, treat, or in any other way address the presence, Release, or Threat of Release of any Hazardous Material whether or not any expense incurred in connection with such action constitutes a capital expenditure.

“Closing”—as defined in Section 2.03.

“Closing Date”—the date on which the Closing occurs.

“COBRA”—as defined in Section 3.13(d).

“Code”—as defined in Recital B.

“Commission” means the U.S. Securities Exchange Commission.

“Company”—as defined in the Recitals of this Agreement.

“Consent”—any approval, consent, ratification, waiver, or other authorization.

“Contemplated Transactions”—the transactions contemplated by this Agreement.

“Contract”—any agreement, contract, lease, consensual obligation, promise, commitment, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Copyrights”—as defined in Section 3.22(a)(iii).

“Disclosure Schedules” means (a) with respect to the Sellers, any of the Schedules referred to in Article III, and (b) with respect to the Buyer, any of the Schedules referred to in Article IV.

“Eligible Market” means the Over-the-Counter Bulletin Board.

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“Employee Plan”—as defined in Section 3.13(a).

“Encumbrance”—any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“End Date”—as defined in Section 10.01(d).

“Environment”—soil, land surface and subsurface strata, surface waters (including navigable and nonnavigable inland and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liability”—any Loss, obligation, or other responsibility resulting from or arising under an Environmental Law or an Occupational Safety and Health Law.

“Environmental Law”—any Legal Requirement that provides for or relates to: (a) advising appropriate authorities, employees, or the public with respect to the use of any Hazardous Material, the Release or Threat of Release of Hazardous Material, violation of discharge or emission limits or other prohibitions, or any Hazardous Activity or any activity, such as resource extraction or construction, that could have a significant effect on the Environment; (b) preventing or reducing to acceptable levels the Release of Hazardous Material into the Environment; (c) reducing the quantities, or minimizing or controlling the hazardous characteristics, of Hazardous Material that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present an unreasonable risk to human health or the Environment when used or disposed of; (e) protecting the Environment; (f) reducing the risks involved in the transportation of Hazardous Material; (g) the cleanup of Hazardous Material that has been Released, preventing its Release, or addressing the Threat of Release, or paying the costs of such actions; or (h) making a Person compensate any other Person for damage done to its health or property or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or resources.

“Equity Security”—in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and (d) any “equity security” within the meaning of the Exchange Act.

“ERISA”—the Employee Retirement Income Security Act of 1974.

“Exchange Act”—the Securities Exchange Act of 1934.

“Exchange Shares”—as defined in Section 2.02.

“Facilities”—any real property owned or operated or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) owned or operated or formerly owned or operated by any Acquired Company.

“Founder”—as defined in the first paragraph of this Agreement.

“Financial Statements”—as defined in Section 3.04.

“GAAP”—generally accepted accounting principles in the United States.

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“Governmental Authorization”—any (a) Consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body”—any: (a) nation, state, county, city, town, borough, village, district, or other jurisdiction; (b) federal, state, local, municipal, foreign, multinational, or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi-governmental powers); (d) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, whether local, national, or international; or (e) official of any of the foregoing.

“Hazardous Activity”—the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Material and any other act, business, operation, or activity that increases the danger, or poses a risk of harm, to the Environment.

“Hazardous Material”—any substance, material, or waste that is or will foreseeably be regulated by any Governmental Body, including any material, substance, or waste that is defined or classified as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “pollutant,” “restricted hazardous waste,” “contaminant,” “toxic waste,” “pollutant,” or “toxic substance” under any provision of Environmental Law, including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde, or polychlorinated biphenyls.

“HOK Interests”—as defined in the Recitals of this Agreement.

“Indemnified Person”—as defined in Section 11.07(a).

“Indemnifying Person”—as defined in Section 11.07(a).

“Independent Accountants”—as defined in Section 2.06(d).

“Information Statement” means the information statement pursuant to Rule 14f-1 promulgated under the Exchange Act regarding a change in the majority of directors of Buyer, together with any amendments or supplements thereof.

“Intellectual Property Assets”—as defined in Section 3.22(a).

“Invention Disclosures”—as defined in Section 3.22(c)(i).

“IRS”—the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”—

(a) An individual will be deemed to have Knowledge of a particular fact or other matter if that individual is actually aware of that fact or matter.

(b) A Person (other than an individual) or an Acquired Company will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in clause (a) above).

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(c) An Acquired Company will be deemed to have Knowledge of a particular fact or others matter if Fritz Knipschildt is actually aware of that fact or matter.

“Knowledge of the Founder”—Knowledge of the Founder or any Acquired Company.

“Leased Real Property”—as defined in Section 3.06(b).

“Legal Requirement”—any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

“Loss”—any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), fine, penalty, judgment, award or assessment.

“Major Suppliers”—as defined in Section 3.26.

“Major Customers”—as defined in Section 3.26

“Marks”—as defined in Section 3.22(a)(i).

“MBCC”—as defined in the first paragraph of this Agreement.

“MBCC Note”—as defined in Section 2.04(c)(i).

“MBCC Security Agreement”—as defined in Section 2.04(c)(ii).

“Material Adverse Change”—with respect to an Acquired Company, any event, change, development, or occurrence that, individually or together with any other event, change, development, or occurrence, is materially adverse to its business, condition (financial or otherwise) or assets, but shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economics or securities or financial markets in general; (ii) changes, conditions or effects that affect the industries in which the Acquired Company Operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; (iv) the effect of any changes in applicable Laws or accounting rules, including GAAP; (v) any change, effect or circumstance resulting from the announcement of this Agreement; or (vi) conditions caused by acts of terrorism of war (whether or not declared) or any natural or man-made disaster or acts of God.

“Material Consents”—as defined in Section 8.04.

“Net Names”—as defined in Section 3.22(a)(vii).

“Occupational Safety and Health Law”—any Legal Requirement designed to promote safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to promote safe and healthful working conditions.

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“Order”—any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (b) does not require authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

“Organizational Documents”—(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the certificate of formation and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to or restatement of any of the foregoing.

“Patents”—as defined in Section 3.22(a)(ii).

“Permitted Encumbrances”—(a) Encumbrances for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending, or deferred against the Leased Real Property) that are not yet due and payable, (b) Encumbrances of carriers, warehousemen, mechanics, and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed or such Encumbrances otherwise perfected), (c) statutory Encumbrances in favor of lessors arising in connection with any property leased to any Acquired Company, and (d) Encumbrances disclosed in the Financial Statements.

“Person”—an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, other entity, or a Governmental Body.

“Plan”—as defined in Section 3.13.

“Private Placement”— as defined in the Recitals of this Agreement.

“Purchase Agreement”—as defined in the Recitals of this Agreement.

“Pro Forma Balance Sheet”—as defined in Section 9.10(a)(i).

“Proceeding”—any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price”—as defined in Section 2.02.

“Record”—information that is inscribed on a tangible medium or that is stored in an electronic or other medium.

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“Related Person”—

(a) With respect to an individual: (i) each other member of such individual’s Family; (ii) any Person that is directly or indirectly controlled by such individual or any one or more members of such individual’s Family; (iii) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity).

(b) With respect to a Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner, manager, or a trustee (or in a similar capacity).

(c) For purposes of this definition: (i) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Exchange Act; (ii) the “Family” of an individual includes (A) the individual, (B) the individual’s spouse, (C) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (D) any other natural person who resides with such individual; and (iii) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or Equity Securities representing at least 10% of the outstanding equity interests in a Person.

“Release”—any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment, or into or out of any property.

“Representative”—with respect to a particular Person, includes any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, or legal counsel of such Person.

“SEC Documents”—as defined in Section 4.07(a).

“Securities Act”—the Securities Act of 1933.

“Seller(s)”—as defined in the Recitals to this Agreement.

“Sellers’ Closing Documents”—the releases specified in Section 2.04(a)(v) and each other document to be executed or delivered by any Seller at the Closing.

“Sellers’ Releases”–as defined in Section 2.04.

“Software”—as defined in Section 3.22(a)(v).

“Subsidiary”—with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than Equity Securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

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“Tax”—any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, Social Security, unemployment, disability, real property, personal property, sales, use, transfer, value added, concession, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Tax Return”—any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third Party”—a Person that is not an Acquired Company or a party to this Agreement.

“Third-Party Claim”—any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

“Threat of Release”—a reasonable possibility of a Release that could require action (including triggering notification or reporting under Environmental Law) in order to prevent or mitigate damage to the Environment that could result from such Release.

“Trade Secrets”—as defined in Section 3.22(a)(vi).

“Transfer”—as defined in Section 5.10.

“Voting Agreement”—as defined in Section 2.04(a)(vii).

Section 1.02 Usage.

(a) In this Agreement, unless expressly stated otherwise: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns, if applicable, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to a gender includes the other gender; (iv) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms; (v) reference to any Legal Requirement means that Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such Legal Requirement; (vi) reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such section or other provision; (vii) “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) “any” means “any and all”; (xi) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (xii) a reference to a document, instrument, or agreement also refers to all addenda, exhibits, or schedules thereto; (xiii) a reference to a “copy” or “copies” of any document, instrument, or agreement means a copy or copies that are complete and correct; and (xiv) a reference to a list, or any like compilation (whether in a Schedule or elsewhere), means that the item referred to is complete and correct.

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(b) Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP.

(c) This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party as having been drafted by it will not apply to any construction or interpretation of this Agreement.

(d) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

ARTICLE II.

SALE AND TRANSFER OF HOK INTERESTS; CLOSING

Section 2.01 HOK Interests. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Buyer shall purchase the HOK Interests from Sellers, and Sellers shall sell and transfer the HOK Interests to Buyer, free and clear of any Encumbrance.

Section 2.02 Purchase Price. The purchase price for the HOK Interests (the “Purchase Price”) is 4,200,000 shares (the “Exchange Shares”) of common stock, par value $0.001 per share, of Buyer (“Buyer Common Stock”). At the Closing, Buyer shall deliver the Exchange Shares as payment on account of the Purchase Price, which will be allocated among Sellers as set forth on Schedule 2.02.

Section 2.03 Closing. Subject to Article X, the purchase and sale (the “Closing”) provided for in this Agreement will take place commencing at 10:00 a.m. (local time) on November 19, 2014 or at such other date and time as Buyer and the Founder may otherwise agree, provided that on or prior to that date all conditions set forth in Articles VIII and IX have been satisfied or waived. If all conditions set forth in Articles VIII and IX are not satisfied or waived by November 19, 2014, subject to Article X, the Closing will take place upon the earlier of (a) five (5) Business Days following notice given by Buyer stating that all conditions set forth in Articles VIII and IX have been satisfied or waived (other than conditions to be satisfied on the Closing Date), and (b) the End Date. The Closing will be deemed to be effective as of the close of business on the Closing Date for tax and accounting purposes.

Section 2.04 Closing Obligations. At the Closing:

(a) Sellers shall deliver to Buyer:

(i) One or more assignments of the HOK Interests, in form and substance sufficient to transfer 100% of their respective HOK Interests to Buyer, which together shall constitute 100% of the outstanding HOK Interests;

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(ii) The Organizational Documents of each Acquired Company filed with any Governmental Body in connection with its organization, duly certified as of a recent date by the Secretary of State or other appropriate authority of the jurisdiction of its incorporation or organization, together with a certificate dated as of the Closing Date from a member or manager of each Acquired Company to the effect that no amendments to such Organizational Documents have been filed since the date referred to above;

(iii) The Organizational Documents of each Acquired Company not filed with a Governmental Body in connection with its organization, certified as of the Closing Date by a member or manager of each Acquired Company;

(iv) Certificates dated as of a date not more than five (5) days prior to the Closing Date as to the legal existence of each Acquired Company, issued by the appropriate Governmental Body of the jurisdiction of the Acquired Company’s organization and each jurisdiction in which the Acquired Company is licensed or qualified to do business as a foreign entity as specified in Schedule 3.01;

(v) Releases in the form of Exhibit 2.04(a)(v) executed by Sellers;

(vi) An employment agreement, in form and substance reasonably acceptable to the Buyer, the Founder and MBCC, executed by the Founder and the Company;

(vii) A voting agreement in the form of Exhibit 2.04(a)(vi), executed by each Seller and the Company (the “Voting Agreement”); and

(viii) The certificate referred to in Section 8.03.

(b) Buyer shall deliver to each Seller:

(i) The Exchange Shares to be issued to such Seller; and

(ii) A voting trust agreement in the form of Exhibit 2.04(a)(vi), executed by each Seller and the Company; and

(iii) The certificate referred to in Section 9.03.

(c) Buyer shall deliver to MBCC:

(i) A secured promissory note in the form of Exhibit 2.04(c)(i), in the principal amount of $160,000 (the “MBCC Note”), representing payment in full of all indebtedness owed by the Company to MBCC as of the Closing Date; and

(ii) A security agreement in form and substance satisfactory to MBCC and Buyer, securing such Note by a security interest in all of the assets of the Company and its subsidiaries (the “MBCC Security Agreement”).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLERS

The Founder represents and warrants to Buyer as provided below in Sections 3.01 through and including Section 3.28 and, with respect to Sections 3.04 and 3.16(b) only, the Founder also represents and warrants to MBCC as set forth in those Sections. MBCC represents and warrants to Buyer as set forth in Section 3.30 only. All of such representations and warranties are made on a several, and not joint, basis.

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Section 3.01 Organization and Good Standing.

(a) Schedule 3.01 lists, for each Acquired Company, its legal name, its type of legal entity, its jurisdiction of organization, and each jurisdiction in which it is qualified to do business as a foreign entity. Each Acquired Company is duly organized and validly existing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is being conducted, to own or use its assets, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification.

(b) The Founder has delivered to Buyer copies of the Organizational Documents of each Acquired Company. No Acquired Company is in default under or in violation of any of its Organizational Documents.

(c) No Acquired Company has conducted business under or otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed, or trade name other than the names listed in Schedule 3.01.

Section 3.02 Enforceability and Authority; No Conflict.

(a) This Agreement has been duly executed and delivered by the Founder and constitutes the legal, valid, and binding obligation of the Founder, enforceable against the Founder in accordance with its terms. Upon the execution and delivery of Sellers’ Closing Documents by the Founder, each Sellers’ Closing Document will constitute the legal, valid, and binding obligation of the Founder, enforceable against the Founder in accordance with its terms. The Founder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under, this Agreement and each Seller’s Closing Document to which it is a party.

(b) Except as set forth in Schedule 3.02(b), neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time):

(i) Contravene, conflict with, or violate (A) any Organizational Document of any Acquired Company, or (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of any Acquired Company;

(ii) Contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or any Seller, or any assets owned or used by any Acquired Company, could be subject;

(iii) Contravene, conflict with, violate, result in the loss of any benefit to which any Acquired Company is entitled under, or give any Governmental Body the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by any Acquired Company or that otherwise relates to the business of, or any assets owned or used by, any Acquired Company;

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(iv) Breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any Applicable Contract or any Contract to which any Seller or any Acquired Company is a party;

(v) Result in the imposition or creation of any Encumbrance upon, or with respect to, any assets owned or used by any Acquired Company; or

(vi) Result in, or give any other Person the right or option to cause or declare: (A) a loss of any Intellectual Property Asset, (B) the release, disclosure, or delivery of any Intellectual Property Asset by or to any escrow agent or other Person, or (C) the grant, assignment, or transfer to any other Person of any license, Encumbrance, or other right or interest under, to, or in any Intellectual Property Asset.

(c) Except as set forth in Schedule 3.02(c), neither the Founder nor any Acquired Company is or shall be required to give notice to, or obtain Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

Section 3.03 Capitalization of Company and Subsidiaries.

(a) The authorized Equity Securities of the Company consist of units of membership interests, constituting the HOK Interests, issued and outstanding for the capital contributions, and having the Percentage Interests, set forth in the Organizational Documents of the Company, as delivered to the Buyer pursuant to Section 3.01. Sellers are the owners (of record and beneficially) of all of the HOK Interests, free and clear of all Encumbrances, including any restriction on the right of any Seller to transfer the HOK Interests to Buyer pursuant to this Agreement. The assignments, endorsements, stock powers, or other instruments of transfer to be delivered by each Seller to Buyer at the Closing will be sufficient to transfer such Seller’s entire interest in the HOK Interests (of record and beneficially) owned by such Seller. Upon transfer to Buyer of the certificates representing the HOK Interests, Buyer will receive good title to 100% of the HOK Interests, free and clear of all Encumbrances. Schedule 3.03(a) lists Sellers and the capital contributions and percentage interests relating to the HOK Interests held by each Seller.

(b) Schedule 3.03(b) lists for each Subsidiary its authorized Equity Securities, the number and type of Equity Securities issued and outstanding, and the identity of each owner (of record and beneficially) of such Equity Securities and number of shares or other interests held by each holder. All outstanding Equity Securities of each Subsidiary are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. All the outstanding Equity Securities of each Acquired Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Schedule 3.03(b), there are no shareholder or other Contracts relating to any Equity Security of any Acquired Company, including the sale, voting, or transfer thereof. No outstanding Equity Security or other security of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company has any outstanding subscription, option, warrant, call or exchange right, convertible security, or other Contract or other obligations in effect giving any Person (other than another Acquired Company) the right to acquire (whether by preemptive rights or otherwise) any Equity Security of any Acquired Company.

(c) No Acquired Company owns, or is a party to or bound by any Contract to acquire, any Equity Security or other security of any Person or any direct or indirect equity or ownership interest in any other business. No Acquired Company is obligated to provide funds to or make any investment (whether in the form of a loan, capital contribution, or otherwise) in any other Person.

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Section 3.04 Financial Statements. The Founder has delivered to Buyer an unaudited consolidated balance sheet of the Company and its Subsidiaries (the “Balance Sheet”) as at December 31, 2013 (the “Balance Sheet Date”) and unaudited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2012 and December 31, 2011, and the related unaudited consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the fiscal years ended on such dates, certified by the Founder, copies of which are set forth on Schedule 3.04 (collectively, the “Financial Statements”). The Financial Statements accurately reflect the financial condition and results of operations, including the revenues and expenses of the Acquired Companies for the periods indicated. The Financial Statements were prepared from, and are consistent with, the accounting Records of each Acquired Company. The Founder has also delivered to Buyer copies of all letters from the Company’s accountants to the Company’s board of managers or audit committee thereof during the 36 months prior to the date of this Agreement, together with copies of all responses thereto.

Section 3.05 Books and Records.

(a) The books of account and other Records of each Acquired Company, all of which have been made available to Buyer, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (whether or not any Acquired Company is subject to that Section).

(b) The minute books of each Acquired Company contain complete and correct Records of all meetings held of, and actions taken by written consent of, the holders of voting securities, the board of directors or Persons exercising similar authority, and committees of the board of directors or such Persons of such Acquired Company, and no meeting of any such holders, board of directors, Persons, or committee has been held, and no other action has been taken, for which minutes or other evidence of action have not been prepared and are not contained in such minute books. Each Acquired Company has at all times maintained complete and correct Records of all issuances and transfers of its Equity Securities. At the Closing, all such minute books and Records will be in the possession of the Company and located at Unit K-101, 133 Washington Street, Norwalk, CT 06854.

Section 3.06 Real and Personal Property.

(a) No Acquired Company owns any real property.

(b) Schedule 3.06(b) lists all real estate leased by any Acquired Company as a lessee, sub-lessee, or assignee (the “Leased Real Property”), including a description of the premises leased and the Acquired Company that leases the same. All Leased Real Property is leased pursuant to valid written leases listed in Schedule 3.17(a). Such leases contain the entire agreement between the landlord of each of the leased premises and the Acquired Company, and there is no other Contract between the landlord and any Acquired Company affecting such Leased Real Property. No Acquired Company leases any Leased Real Property as a lessor or sub-lessor.

(c) The Acquired Companies’ interests in the Leased Real Property are owned by the respective Acquired Companies free and clear of all Encumbrances, variances, or limitations of any nature, other than Permitted Encumbrances and as set forth in Schedule 3.06(c). To the Knowledge of Founder, certificates of occupancy are in full force and effect for each location of Leased Real Property, and the uses thereof being made by the Acquired Companies do not violate any applicable zoning, subdivision, land use, or other Legal Requirement. No Third Party has a right to acquire the Acquired Companies’ interests in the Leased Real Property. To the Knowledge of the Founder, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain Proceeding that would result in the taking of all or any part of any parcel of Leased Real Property or that would prevent or hinder the continued use of any such parcel as used by the Acquired Companies. None of the Leased Real Property is located within a flood plain for flood insurance purposes.

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(d) The Acquired Companies own all tangible personal property reflected as owned in the Balance Sheet (other than inventory sold since the Balance Sheet Date in the Ordinary Course of Business), free and clear of all Encumbrances, other than Permitted Encumbrances and as set forth in Schedule 3.6(d). All the tangible personal property purchased or otherwise acquired by the Acquired Companies since the Balance Sheet Date (other than inventory acquired and sold since the Balance Sheet Date in the Ordinary Course of Business) is owned by the Acquired Companies free and clear of all Encumbrances, other than Permitted Encumbrances and as set forth in Schedule 3.06(d). A copy of the fixed asset register of each Acquired Company has been delivered to Buyer. Each such register contains a complete and correct list of the fixed assets of the applicable Acquired Company as of the date specified.

Section 3.07 Condition and Sufficiency of Assets.

(a) The buildings, plants, structures, and equipment owned or leased by the Acquired Companies are structurally sound, in good operating condition and repair, and adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs other than ordinary, routine maintenance that is not material in nature or cost.

(b) The assets owned and leased by each Acquired Company constitute all the assets used in connection with the business of such Acquired Company. Such assets constitute all the assets necessary for such Acquired Company to continue to conduct its business following the Closing as it is being conducted.

Section 3.08 Accounts Receivable. All accounts receivable of each Acquired Company, whether or not reflected on the Balance Sheet, represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The accounts receivable of each Acquired Company are current and collectible net of the reserve shown on the Balance Sheet (which reserve is adequate and calculated consistent with past practice in the preparation of the Financial Statements). Except as set forth on Schedule 3.08, subject to such reserve, each of the accounts receivable either has been or will be collected in full, without any setoff, expense, or other reduction, within 90 days after the day on which it first becomes due and payable. To the Knowledge of the Founder, there is no contest, claim, defense, or right of setoff, other than returns in the Ordinary Course of Business, with respect to any account receivable. Schedule 3.08 lists and sets forth the aging of all accounts receivable as of the Balance Sheet Date.

Section 3.09 Inventories. All inventories of each Acquired Company, whether or not reflected on the Balance Sheet, consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business. No Acquired Company is in possession of any goods not owned by such Acquired Company. Except as set forth in Schedule 3.09, the inventories (other than goods in transit) of each Acquired Company are located on the premises of an Acquired Company. All inventories are valued at the lower of cost or market value on a first-in, first-out basis consistent with past practice used in the preparation of the Financial Statements. The reserve for obsolescence with respect to inventories, if any, as adjusted for the passage of time, is adequate and calculated consistent with past practice. Inventories that were purchased after the Balance Sheet Date were purchased in the Ordinary Course of Business at a cost not exceeding market prices prevailing at the time of purchase for items of similar quality and quantity. The quantities of each item of inventory are not excessive, but are reasonable for the continued operation of each Acquired Company in the Ordinary Course of Business.

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Section 3.10 No Undisclosed Liabilities. Except as set forth in Schedule 3.10, no Acquired Company has any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations to the extent shown on the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet.

Section 3.11 Taxes.

(a) Filed Returns and Tax Payments.

(i) Each Acquired Company has filed or caused to be filed on a timely basis all Tax Returns that were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements.

(ii) No Acquired Company has requested any extension of time within which to file any Tax Return, except as to a Tax Return that has since been timely filed.

(iii) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are complete and correct and comply with applicable Legal Requirements.

(iv) Each Acquired Company has paid, or made provision for the payment of, all Taxes that have or could have become due for all periods covered by any Tax Return or otherwise, including pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, that are listed in Schedule 3.11(a).

(v) Except as set forth on Schedule 3.11(a), each Acquired Company has withheld or collected and paid to the proper Governmental Body or other Person all Taxes required to be withheld, collected, or paid by it.

(vi) Schedule 3.11(a) lists each Tax Return filed by any Acquired Company since January 1, 2011, and the Founder has delivered to Buyer copies of all such Tax Returns.

(vii) No claim has ever been made by any Governmental Body in a jurisdiction where any Acquired Company does not file Tax Returns that it is or could be subject to taxation by that jurisdiction, nor is there any reasonable basis for such a claim.

(b) Audited or Closed Tax Years

(i) Except as set forth in Schedule 3.11(b), all Tax Returns of each Acquired Company have been audited by the IRS or other Governmental Body or are closed by the applicable statute of limitations for all taxable years through 2013.

(ii) Schedule 3.11(b) lists all audits of all Tax Returns, including a description of the nature and, if completed, the outcome of each audit since January 1, 2011. The Founder has delivered copies of any reports, statements of deficiencies, or similar items with respect to such audits. Schedule 3.11(b) describes all adjustments to any Tax Return filed by or with respect to any Acquired Company for all taxable years since January 1, 2011, and the resulting deficiencies proposed by the IRS or other Governmental Body. Schedule 3.11(b) lists all deficiencies proposed as a result of such audits, all of which have been paid or, as set forth in Schedule 3.11(b), have been settled or are being contested in good faith by appropriate Proceedings. Except as set forth in Schedule 3.11(b), to the Knowledge of the Founder, no Governmental Body will assess any additional taxes for any period for which Tax Returns have been filed.

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(iii) Except as set forth in Schedule 3.11(b), no Tax Return of any Acquired Company is under audit by the IRS or other Governmental Body, and no notice of such an audit has been received by any Acquired Company. To the Knowledge of the Founder, there are no threatened Proceedings for or relating to Taxes, and there are no matters under discussion with the IRS or other Governmental Body with respect to Taxes. Except as set forth in Schedule 3.11(b), no issues relating to Taxes have been raised in writing by the IRS or other Governmental Body during any pending audit, and no issues relating to Taxes have been raised in writing by the IRS or other Governmental Body in any audit that could recur in a later taxable period. Except as set forth in Schedule 3.11(b), there is no proposed Tax assessment against any Acquired Company.

(iv) Except as set forth in Schedule 3.11(b), no Proceedings are pending before the IRS or other Governmental Body with respect to the Taxes of any Acquired Company.

(v) Except as set forth in Schedule 3.11(b), no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company could be liable.

(vi) Except as set forth in Schedule 3.11(b), no Encumbrance for Taxes exists with respect to any assets of any Acquired Company, except statutory liens for Taxes not yet due.

(c) Accruals and Reserves. The charges, accruals, and reserves with respect to Taxes on the accounting Records of each Acquired Company are adequate and are at least equal to that Acquired Company’s liability for Taxes and to the Acquired Companies’ liability for Taxes on a consolidated basis, respectively.

(d) Status of Acquired Companies. No Acquired Company has been a member of any affiliated group of corporations (other than a group of which the Company is the common parent) which has filed a combined, consolidated, or unitary income Tax Return with any Governmental Body. No Acquired Company is liable for the Taxes of any Person (other than another Acquired Company) under Treasury Regulation Section 1.1502-6 or any similar provision of any applicable Legal Requirement, as a transferee or successor, by contract, or otherwise.

(e) Miscellaneous.

There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation, or similar agreement, arrangement, understanding, or practice, oral or written, with respect to Taxes that will require any payment by any Acquired Company.

(i) No Acquired Company is a party to any Contract that could result separately or in the aggregate in any payment (A) of an “excess parachute payment” within the meaning of Section 280G of the Code, or (B) that would not be deductible as a result of the application of Section 404 of the Code.

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(ii) No Acquired Company is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by any Acquired Company, and the IRS has not proposed any such change in accounting method.

(iii) No Seller is a foreign person within the meaning of Section 1445(f)(3) of the Code. No Acquired Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

(iv) Except as set forth in Schedule 3.11(e), no Acquired Company has received, been the subject of, or requested a written ruling of a Governmental Body relating to Taxes, and no Acquired Company has entered into a Contract with a Governmental Body relating to Taxes that would have a continuing effect after the Closing Date.

(v) Each Acquired Company has disclosed on its federal income Tax Returns all positions taken by it that could give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(vi) No Acquired Company has ever distributed stock of another Person or had its stock distributed by another Person, in a transaction that purported or was intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(vii) No Acquired Company has participated in any “reportable transaction” as defined in Treasury Regulation Section 1.6011-4(b).

(f) Except for those representations and warranties in Section 3.13 that relate to Taxes, the representations and warranties in this Section 3.11 on the sole representations and warranties with respect to Taxes.

Section 3.12 No Material Adverse Change. Since the Balance Sheet Date, no Acquired Company has suffered any Material Adverse Change and no event has occurred, and no circumstance exists, that can reasonably be expected to result in a Material Adverse Change.

Section 3.13 Employee Benefits.

(a) Schedule 3.13(a) lists each “employee benefit plan” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit, or welfare plan, and any other employee compensation or benefit plan, policy, practice, or Contract (whether qualified or nonqualified, effective or terminated, written or unwritten) and any trust, escrow, or other Contract related thereto that (i) is maintained or contributed to by any Acquired Company and (ii) provides benefits to, or describes policies or procedures applicable to, any current or former director, officer, employee, or service provider of any Acquired Company, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (each, an “Employee Plan”). Schedule 3.13(a) identifies as such any Employee Plan that is (x) a plan intended to meet the requirements of Section 401(a) of the Code or (y) a plan subject to Title IV of ERISA. Other than the Acquired Companies, no corporation or trade or business has ever been controlled by, controlling, or under common control with any Seller within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA.

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(b) The Founder has delivered to Buyer copies of (i) the documents comprising each Employee Plan (or, with respect to an Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets, and any other matters that relate to the obligations of any Acquired Company thereunder); (ii) all trust agreements, insurance contracts, or any other funding instruments related to each Employee Plan; (iii) all rulings, determination letters, no-action letters, or advisory opinions from the IRS, the United States Department of Labor, or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Governmental Body with respect to each Employee Plan during the current year and each of the three preceding years; (v) all Contracts with third-party administrators, actuaries, investment managers, consultants, or other independent contractors that relate to each Employee Plan; and (vi) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks, and other written communications regarding each Employee Plan.

(c) Except as set forth in Schedule 3.13(c), all amounts owed by any Acquired Company under the terms of any Employee Plan have been timely paid in full. Except as set forth in Schedule 3.13(c), each Employee Plan that provides health or welfare benefits is fully insured, and any incurred but not reported claims under each such Employee Plan that is not fully insured have been properly accrued. Each Acquired Company has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the Ordinary Course of Business, with regard to each Employee Plan.

(d) Each Acquired Company has complied with the applicable continuation requirements for each Employee Plan, including (i) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA (“COBRA”) and (ii) any applicable state Legal Requirements mandating welfare benefit continuation coverage for employees.

(e) The form of each Employee Plan is in compliance with the applicable terms of ERISA, the Code, and any other applicable Legal Requirement, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, and the Health Insurance Portability and Accountability Act of 1996, and each Employee Plan has been operated in compliance with such Legal Requirements and the written Employee Plan documents. No Acquired Company and no fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. Each required report and description of an Employee Plan (including IRS Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions, and Summaries of Material Modifications) have been (to the extent required) timely filed with the IRS, the United States Department of Labor, or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to each Employee Plan have been appropriately given. No Acquired Company has any unfunded liability with respect to any deferred compensation, retirement, or other Employee Plan.

(f) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received, or is based on a form of plan that has received, a favorable determination letter from the IRS, which is current, taking into account the Tax laws referred to as “GUST.” To the Knowledge of the Founder, no circumstance exists that could result in revocation of any such favorable determination letter. Each trust created under any such Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the Knowledge of the Founder, no circumstance exists that could result in a revocation of such exemption. No Employee Plan is intended to meet the requirements of Code Section 501(c)(9). No circumstance exists that could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code with respect to any Employee Plan.

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(g) There has never been any Proceeding relating to any Employee Plan and, to the Knowledge of the Founder, no such Proceeding is threatened. To the Knowledge of the Founder, no event has occurred or circumstance exists that could give rise to or serve as a basis for the commencement of any such Proceeding. No Acquired Company and no fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that could subject any Acquired Company or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time), result in the assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA or result in a violation of Section 406 of ERISA.

(h) Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time), obligate any Acquired Company to pay any separation, severance, termination, or similar benefit to, or accelerate the time of vesting for, change the time of payment to, or increase the amount of compensation due to, any director, employee, officer, former employee, or former officer of any Acquired Company. There is no Contract providing for payments that could subject any Person to liability under Section 4999 of the Code.

(i) Other than the continuation coverage requirements of COBRA, no Acquired Company has any obligation or potential liability for benefits to employees, former employees, or their dependents following termination of employment or retirement under any Employee Plan.

(j) Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time), result in an amendment, modification, or termination of any Employee Plan. No written or oral representation has been made to any employee or former employee of any Acquired Company promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life, or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representation has been made to any employee or former employee of any Acquired Company concerning the employee benefits of Buyer.

(k) No Acquired Company contributes to, has any obligation to contribute to, or has any liability with respect to, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is a “defined benefit plan” within the meaning of Section 3(35) of ERISA.

(l) No Acquired Company contributes to, has any obligation to contribute to, or has any liability with respect to, a “multiemployer plan” within the meaning of Section 3(37) of ERISA or Section 414(f) of the Code or a plan that has two or more contributing sponsors, at least two of whom are not under common control within the meaning of Section 413(c) of the Code.

(m) Except as set forth in Schedule 3.13(m), no Employee Plan is subject to Section 409A of the Code. Each Employee Plan subject to Section 409A of the Code (“Deferred Compensation Plan”) complies in all material respects with Section 409A of the Code. No Acquired Company has (i) granted to any Person an interest in any Deferred Compensation Plan that is, or upon the lapse of a substantial risk of forfeiture with respect to such interest will be, subject to the Tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (ii) materially modified any Deferred Compensation Plan in a manner that could cause an interest previously granted under such plan to become subject to the Tax imposed by Section 409A(a)(1)(B) or (b)(4) of the Code.

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(n) The representations and warranties in this Section 3.13 are the sole representations and warranties regarding employee benefit matters.

Section 3.14 Compliance With Legal Requirements; Governmental Authorizations.

(a) Except as set forth in Schedule 3.14(a):

(i) Each Acquired Company has at all times been in compliance with each Legal Requirement that is or was applicable to it or the conduct of its business or the ownership or use of any of its assets;

(ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) could constitute or result in a material violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement;

(iii) No Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action; and

(iv) No proposed Legal Requirement could have a material adverse consequence on any Acquired Company or could require an expenditure of $50,000 or more by any Acquired Company to comply with such Legal Requirement.

(b) Schedule 3.14(b) lists each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any assets owned or used by, any Acquired Company. Each Governmental Authorization listed in Schedule 3.14(b) is valid and in full force and effect. Except as set forth in Schedule 3.14(b):

(i) Each Acquired Company has at all times been in material compliance with each Governmental Authorization;

(ii) No event has occurred or circumstance exists that could (with or without notice or lapse of time) (A) constitute or result, directly or indirectly, in a violation of, or a failure on the part of any Acquired Company to comply with, any Governmental Authorization listed in Schedule 3.14(b), or (B) result, directly or indirectly, in the revocation, suspension, cancellation, termination, or modification of any Governmental Authorization;

(iii) No Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Governmental Authorization, or (B) any actual, proposed, or potential revocation, suspension, cancellation, termination, or modification of any Governmental Authorization; and

(iv) All applications required to have been filed for the renewal or reissuance of the Governmental Authorizations listed in Schedule 3.14(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

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(c) The Governmental Authorizations listed in Schedule 3.14(b) constitute all Governmental Authorizations necessary to permit each Acquired Company lawfully to continue to conduct its business in the manner in which it conducts such business and to own and use its assets in the manner in which it owns and uses such assets.

Section 3.15 Legal Proceedings; Orders.

(a) Except as set forth in Schedule 3.15(a), since January 1, 2011 there has not been, and there is not pending or, to the Knowledge of the Founder, threatened, any Proceeding:

(i) By or against any Acquired Company or that otherwise relates to or could affect the business of, or any assets owned or used by, any Acquired Company; or

(ii) By or against any Seller that relates to the HOK Interests; or

(iii) That challenges, or that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.

To the Knowledge of the Founder, no event has occurred or circumstance exists that could give rise to or serve as a basis for the commencement of any such Proceeding. The Founder has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each pending or threatened Proceeding listed in Schedule 3.15(a). None of the pending or threatened Proceedings listed in Schedule 3.15(a), individually or in the aggregate, will or could reasonably be expected to result in an adverse consequence to any Acquired Company or in any Acquired Company incurring Losses of $50,000 or more or being subjected to any Order.

(b) Except as set forth in Schedule 3.15(b):

(i) There is no Order to which any Acquired Company, or any assets owned or used by any Acquired Company, is subject; and

(ii) No Seller is subject to any Order that relates to the business of, or any assets owned or used by, any Acquired Company.

(c) Except as set forth in Schedule 3.15(c):

(i) Each Acquired Company has at all times been in compliance with each Order to which it, or any assets owned or used by it, is or has been subject;

(ii) No event has occurred or circumstance exists that could constitute or result in (with or without notice or lapse of time) a violation of, or failure to comply with, any Order to which (A) any Acquired Company, or any assets owned or used by any Acquired Company, is subject, or (B) any Seller is subject that relates to the business of, or any assets owned or used by, any Acquired Company; and

(iii) No Acquired Company or Seller has, at any time received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any Order to which (A) any Acquired Company, or any assets owned or used by any Acquired Company, is subject, or (B) any Seller is subject that relates to the business of, or any assets owned or used by, any Acquired Company.

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Section 3.16 Absence of Certain Changes and Events.

(a) Except as set forth in Schedule 3.16, since the Balance Sheet Date, each Acquired Company has conducted its business only in the Ordinary Course of Business, and there has not been any:

(i) Issuance of or change in the authorized or issued Equity Securities of any Acquired Company; purchase, redemption, retirement, or other acquisition by any Acquired Company of any Equity Security of any Acquired Company; or declaration or payment of any dividend or other distribution or payment in respect of the Equity Securities of any Acquired Company;

(ii) Amendment to the Organizational Documents of any Acquired Company;

(iii) Other than any payments by an Acquired Company of bonuses, salaries, benefits, or other compensation in the Ordinary Course of Business, payment, increase or decrease by any Acquired Company of any bonus, salary, benefit, or other compensation to any holder of an Equity Security, director, manager, officer, employee, or consultant or entry into or amendment of any employment, severance, bonus, retirement, loan, or other Contract with any holder of any Equity Security, director, manager, officer, employee, or consultant;

(iv) Adoption of, amendment to, or material increase or decrease in the payments to or benefits under any Employee Plan;

(v) Damage to or destruction or loss of any asset owned or used by any Acquired Company, whether or not covered by insurance;

(vi) Entry into, modification, termination, or expiration of, or receipt of notice of termination of, any Applicable Contract listed in Schedule 3.17(a);

(vii) Sale (other than sales of inventory in the Ordinary Course of Business), lease, other disposition of, or imposition of an Encumbrance on any asset owned or used by any Acquired Company;

(viii) Release or waiver of any claim or right of any Acquired Company with a value in excess of $50,000;

(ix) Change in the accounting methods used by any Acquired Company;

(x) Capital expenditure (or series of related capital expenditures) by any Acquired Company either involving more than $50,000 or outside the Ordinary Course of Business;

(xi) Capital investment in, loan to, or acquisition of the securities or assets of, any Person (or series of related capital investments, loans, and acquisitions) by any Acquired Company either involving more than $50,000 or outside the Ordinary Course of Business or acquisition (by merger, exchange, consolidation, acquisition of Equity Securities or assets, or otherwise) of any Person by any Acquired Company;

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(xii) Note, bond, debenture, or other indebtedness for borrowed money issued, created, incurred, assumed, or guaranteed (including advances on existing credit facilities) involving more than $50,000 individually or $50,000 in the aggregate by any Acquired Company;

(xiii) Contract by any Acquired Company or any Seller to do any of the foregoing; or

(xiv) Other material occurrence, event, action, failure to act, or transaction outside the Ordinary Course of Business involving any Acquired Company.

(b) [Omitted].

Section 3.17 Contracts.

(a) Schedule 3.17(a) lists, and the Founder has delivered to Buyer a copy of, each Applicable Contract:

(i) Involving the performance of services, delivery of goods or materials, or payments by one or more Acquired Companies of an amount or value in excess of $50,000;

(ii) Involving the performance of services, delivery of goods or materials, or payments to one or more Acquired Companies of an amount or value in excess of $50,000

(iii) That was not entered into in the Ordinary Course of Business;

(iv) Affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with remaining terms of less than one year);

(v) With respect to Intellectual Property Assets, including Contracts with current or former employees, consultants, or contractors regarding the ownership, use, protection, or nondisclosure of any of the Intellectual Property Assets;

(vi) With any labor union or other employee representative of a group of employees relating to wages, hours, or other conditions of employment;

(vii) Involving any joint venture, partnership, or limited liability company agreement involving a sharing of profits, losses, costs, Taxes, or other liabilities by any Acquired Company with any other Person;

(viii) Containing covenants that in any way purport to restrict the right or freedom of any Acquired Company or any other Person for the benefit of any Acquired Company to (A) engage in any business activity, (B) engage in any line of business or compete with any Person, or (C) solicit any Person to enter into a business or employment relationship, or enter into such a relationship with any Person;

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(ix) Providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x) Containing an effective power of attorney granted by any Acquired Company;

(xi) Containing or providing for an express undertaking by any Acquired Company to be responsible for consequential, special, or liquidated damages or penalties or to indemnify any other party;

(xii) For capital expenditures in excess of $50,000

(xiii) Involving payments to or from an Acquired Company that are not denominated in U.S. dollars;

(xiv) Involving the settlement, release, compromise, or waiver of any material rights, claims, obligations, duties, or liabilities;

(xv) Relating to indebtedness of any Acquired Company in excess of $50,000

(xvi) Relating to the employment of any employee of any Acquired Company;

(xvii) Relating to a distributor, reseller, OEM, dealer, manufacturer’s representative, broker, finder’s, sales agency, advertising agency, manufacturing, assembly, or product design and development relationship with an Acquired Company;

(xviii) Under which any Acquired Company has loaned to, or made an investment in, or guaranteed the obligations of, any Person in excess of $50,000

(xix) Relating to any bond or letter of credit;

(xx) Containing any obligation of confidentiality or nondisclosure between any Acquired Company and any other Person for the benefit of any Acquired Company or such other Person; and

(xxi) Constituting an amendment, supplement, or modification (whether oral or written) in respect of any of the foregoing.

(b) Except as set forth in Schedule 3.17(b):

(c) Each Applicable Contract listed in Schedule 3.17(a) is in full force and effect, and is valid and enforceable in accordance with its terms;

(d) The completion or performance of each Applicable Contract for the sale of goods or services by an Acquired Company listed in Schedule 3.17(a) will not result in less than normal profit margins to such Acquired Company; and

(e) The completion or performance of each Applicable Contract listed in Schedule 3.17(a) will not result in an adverse consequence to any Acquired Company.

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(f) Except as set forth in Schedule 3.17(c):

(i) Each Acquired Company has been in material compliance with each Applicable Contract since the effective date of such Applicable Contract;

(ii) To the Knowledge of the Founder, each other Person that has any obligation or liability under any Applicable Contract has been in compliance with such Applicable Contract since the effective date of such Applicable Contract;

(iii) To the Knowledge of the Founder, no event has occurred or circumstance exists that (with or without notice or lapse of time) could result in a Breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any Applicable Contract;

(iv) To the Knowledge of the Founder, no event has occurred or circumstance exists under or by virtue of any Applicable Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any assets owned or used by any Acquired Company; and

(v) No Acquired Company has given to, or received from, any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, or potential Breach of any Applicable Contract.

(g) There is no renegotiation of, attempt to renegotiate, or outstanding rights to renegotiate any Applicable Contract with any Person, and no Person has made written demand for such renegotiation.

(h) Each Applicable Contract relating to the sale, design, manufacture, or provision of products or services by an Acquired Company has been entered into in the Ordinary Course of Business and without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, in violation of any Legal Requirement.

Section 3.18 Insurance.

(a) the Founder has delivered to Buyer:

(i) Copies of all policies of insurance (and correspondence relating to coverage thereunder) to which any Acquired Company is a party, an insured, or a beneficiary, or under which any Acquired Company, or any director, officer, or manager of any Acquired Company in his or her capacity as such, is or has been covered at any time since January 1, 2011, a list of which is included in Schedule 3.18(a);

(ii) Copies of all pending applications for policies of insurance; and

(iii) any written statement by the auditor of any Acquired Company or any consultant or risk management advisor provided to or in the possession of an Acquired Company with regard to the adequacy of its coverage or its reserves for actual or potential claims.

(b) Schedule 3.18(b) sets forth:

(i) Any self-insurance or retention arrangement by or affecting any Acquired Company, including any reserves established thereunder;

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(ii) Any Contract, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

(iii) All obligations of any Acquired Company to third parties with respect to insurance coverage (including such obligations under leases and service agreements) and identifying the policy under which such coverage is provided.

(c) Schedule 3.18(c) sets forth for each Acquired Company for the current policy year and each of the preceding three policy years by year:

(i) A summary of the loss experience under each policy of insurance;

(ii) A statement describing each claim under a policy of insurance for an amount in excess of $5,000, which sets forth: (A) the name of the claimant; (B) a description of the policy by insurer, type of insurance, and period of coverage; and (C) the amount and a brief description of the claim; and

(iii) A statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d) Except as set forth in Schedule 3.18(d):

(i) All policies of insurance to which any Acquired Company is a party, an insured, or a beneficiary or that provide coverage to any Seller in such Seller’s capacity as a shareholder of the Company, any Acquired Company, or any director, officer, or manager of an Acquired Company in such capacity: (A) are valid, outstanding, and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for the assets and the operations of each Acquired Company for all risks normally insured against by a Person carrying on the same business or businesses as such Acquired Company and for all risks to which such Acquired Company is normally exposed; (D) are sufficient for compliance with applicable Legal Requirements and all Applicable Contracts to which any Acquired Company is a party or by which it is bound; (E) will continue in full force and effect following the consummation and performance of the Contemplated Transactions; and (F) do not provide for any retrospective premium adjustment or other experience-based liability on the part of any Acquired Company;

(ii) Since January 1, 2011, no Seller or Acquired Company has received: (A) any refusal of insurance coverage or any notice that a defense will be afforded with reservation of rights; or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or will not be renewed or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

(iii) Each Acquired Company has paid all premiums due, and has otherwise performed its obligations, under each policy of insurance to which it is a party or that provides coverage to it or to any of its directors, officers, or managers, in their capacity as such;

(iv) Each Acquired Company has given notice to the insurer of all insured claims; and

(v) No Acquired Company and no Seller has received any notice of any, and to the Knowledge of the Founder, there are no, planned or proposed increases in the premiums or any other adverse change in the terms of any policy of insurance covering any Acquired Company, any Seller in such Seller’s capacity as a shareholder of the Company, or any officer, director, or manager of an Acquired Company in his or her capacity as such.

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(e) No Acquired Company has provided any information to any insurer in connection with any application for insurance that could result in (i) cancellation of any insurance policy or bond for the benefit of such Acquired Company or (ii) denial of coverage for a risk otherwise covered by any such insurance policy or bond.

(f) Schedule 3.18(f) describes the manner in which the Company insures or self-insures with respect to workers’ compensation liability. Schedule 3.18(f) lists each incident or claim that creates or could create a workers’ compensation liability of any Acquired Company since January 1, 2011, and the related disposition and accrual with respect to such incident or claim. No Acquired Company has received any notice that, and no Acquired Company has any reason to believe, based on its incident or claim experience that, its workers’ compensation insurance premiums or expenses will increase in the next 12 months, or, if self-insured, that it will not be permitted to continue to self-insure without increase in any related bonds, letters of credit, or other form of financial security.

Section 3.19 Environmental Matters. Except as set forth in Schedule 3.19:

(a) Each Acquired Company has at all times materially complied with all Environmental Laws.

(b) Neither the Founder nor Acquired Company or to the Knowledge the Founder, any other Person for whose conduct any of them is or could be held responsible has received any Order, notice, or other communication (written or oral) relating to any actual, alleged, or potential violation of or failure to comply with any Environmental Law, or any actual or potential Environmental, Health, and Safety Liability.

(c) There are no pending or, to the Knowledge the Founder, threatened claims or Encumbrances resulting from any Environmental, Health, and Safety Liability or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other asset owned or used by any Acquired Company or in which it has or had an interest.

(d) No Seller or Acquired Company, or to the Knowledge of the Founder, any other Person for whose conduct any of them is or could be held responsible, has any Environmental, Health, and Safety Liability, and to the Knowledge of the Founder, no event has occurred or circumstance exists that (with or without notice or lapse of time) could result in any Acquired Company or any other Person for whose conduct any of them is or could be held responsible (i) having any Environmental, Health and Safety Liability or (ii) violating any Environmental Law.

(e) To the Knowledge of the Founder, there is no Hazardous Material present on or under the Facilities or, to the Knowledge of the Founder, any geographically, geologically, hydraulically or hydro-geologically adjoining property (“Adjoining Property”). No Seller, Acquired Company, or to the Knowledge of the Founder, any other Person for whose conduct any of them is or could be held responsible, or, to the Knowledge of the Founder, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other asset in which any Acquired Company has or had an interest.

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(f) To the Knowledge of the Founder, none of the Facilities and no Adjoining Property contains any (i) above-ground or underground storage tanks or (ii) landfills, surface impoundments, or disposal areas.

(g) The Founder has delivered to Buyer copies of all reports, studies, analyses, or tests initiated by or on behalf of or in the possession of the Founder or any Acquired Company pertaining to the environmental condition of, Hazardous Material or Hazardous Activity in, on, or under, the Facilities or any Adjoining Property, or concerning compliance by any Acquired Company or any other Person for whose conduct any of them is or could be held responsible, with Environmental Laws.

(h) The representations and warranties in this Section 3.19 are the sole representations and warranties with respect to environmental, health and safety matters.

Section 3.20 Employees and Consultants.

(a) Schedule 3.20(a) lists the following information for each employee of each Acquired Company, including each employee on leave of absence or layoff status: employer, name, job title, date of hiring, date of commencement of employment, details of leave of absence or layoff, rate of compensation, bonus arrangement, and any change in compensation or bonus since January 1, 2011, vacation, sick time, and personal leave accrued as of January 1, 2011, and service credited for purposes of vesting and eligibility to participate under any Employee Plan.

(b) Schedule 3.20(b) lists the following information for every independent contractor, consultant, or sales agent of each Acquired Company: name, responsibilities, date of engagement, and compensation. Each such independent contractor, consultant, or sales agent qualifies as an independent contractor in relation to such Acquired Company for purposes of all applicable Legal Requirements, including those relating to Taxes, insurance, and employee benefits.

(c) Except as set forth in Schedule 3.20(c), to the Knowledge of the Founder, (i) no director, officer, or other key employee of any Acquired Company intends to terminate such Person’s employment with such Acquired Company, and (ii) no independent contractor, consultant, or sales agent intends to terminate such Person’s arrangement with any Acquired Company.

(d) Schedule 3.20(d) lists the following information for each retired employee or director of any Acquired Company, or their dependents, receiving benefits or scheduled to receive benefits from any Acquired Company in the future: name, pension benefits, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

(e) Schedule 3.20(e) states the number of employees terminated or laid off by any Acquired Company since January 1, 2011, and contains a list of the following information for each employee of an Acquired Company who has been terminated or laid off, or whose hours of work have been reduced by more than 50% by an Acquired Company, in the six months prior to the date of this Agreement: (i) the date of such termination, layoff, or reduction in hours; (ii) the reason for such termination, layoff, or reduction in hours; and (iii) the location to which the employee was assigned.

(f) No Acquired Company has violated the Worker Adjustment and Retraining Notification Act or any similar state or local Legal Requirement.

(g) To the Knowledge of the Founder, no director, officer, employee, agent, consultant, or independent contractor of any Acquired Company is bound by any Contract or subject to any Order that purports to limit the ability of such director, officer, employee, agent, consultant, or independent contractor (i) to engage in or continue or perform any conduct, activity, duties, or practice relating to the business of any Acquired Company or (ii) to assign to any Acquired Company any rights to any invention, improvement, or discovery. No former or current employee of any Acquired Company is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or could affect the ability of any Acquired Company to continue to conduct its business as conducted.

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Section 3.21 Labor Disputes; Compliance.

(a) Each Acquired Company has at all times complied with all Legal Requirements relating to employment practices, terms, and conditions of employment, equal employment opportunity, nondiscrimination, sexual harassment, immigration, wages, hours, benefits, collective bargaining and similar requirements, the payment of Social Security and similar Taxes, and occupational safety and health. No Acquired Company is liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(b) Except as set forth in Schedule 3.21(b):

(i) no Acquired Company is or has been a party to any collective bargaining agreement or other labor contract;

(ii) since January 1, 2011, there has not been, there is not pending or existing, and, to the Knowledge of the Founder, there is not threatened, any strike, slowdown, picketing, work stoppage, employee grievance process, organizational activity, or other labor dispute involving any Acquired Company;

(iii) to the Knowledge of the Founder, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute;

(iv) since January 1, 2011, there has not been, and there is not pending or, to the Knowledge of the Founder, threatened against or affecting any Acquired Company any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body;

(v) no application or petition for an election or for certification of a collective bargaining agent is pending;

(vi) since January 1, 2011, there has not been, and there is not pending or, to the Knowledge of the Founder, threatened, any lockout of any employees by any Acquired Company; and

(vii) since January 1, 2011, there has not been, and there is not pending or, to the Knowledge of the Founder, threatened, against any Acquired Company any charge of discrimination or sexual harassment filed with the Equal Employment Opportunity Commission or similar Governmental Body, and no event has occurred or circumstances exist that could provide the basis for any such charge.

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Section 3.22 Intellectual Property Assets.

(a) Definition of Intellectual Property Assets. The term “Intellectual Property Assets” means all intellectual property owned, licensed (as licensor or licensee), or used by an Acquired Company, including:

(i) The name of each Acquired Company, assumed, fictional, business and trade names, registered and unregistered trademarks, service marks, and logos, and trademark and service mark applications (collectively, “Marks”);

(ii) Patents, patent applications (collectively, “Patents”), and Invention Disclosures;

(iii) Registered and unregistered copyrights in both published works and unpublished works (collectively, “Copyrights”);

(iv) All rights in mask works (as defined in Section 901 of the Copyright Act of 1976);

(v) Software (including firmware and other software embedded in hardware devices), software code (including source code and executable or object code), subroutines, interfaces, including APIs, and algorithms (collectively “Software”);

(vi) All know-how, trade secrets, confidential or proprietary information, customer lists, technical information, data, process technology, plans, drawings, inventions, and discoveries, whether or not patentable (collectively, “Trade Secrets”); and

(vii) All rights in Internet websites, Internet domain names, and keywords held by an Acquired Company (collectively “Net Names”).

(b) Nature of Intellectual Property Assets.

(i) The Intellectual Property Assets owned by each Acquired Company, together with the Intellectual Property Assets licensed by that Acquired Company and listed in Schedule 3.17(a)(v), are all those used in or necessary for the conduct of the business of such Acquired Company as it is being conducted. One or more Acquired Companies is the owner of each of the owned Intellectual Property Assets, free and clear of any Encumbrance, and has the right to use them without payment to any Person. No Acquired Company is bound by, and none of the owned Intellectual Property Assets is subject to, any Contract that in any way limits or restricts the ability of any Acquired Company to use, exploit, assert, or enforce any such Intellectual Property Asset anywhere in the world.

(ii) No funding, facilities, or personnel of any Governmental Body, any educational institution, or any other Person (other than an Acquired Company) were used, directly or indirectly, to develop or create, in whole or in part, any owned Intellectual Property Asset.

(iii) No Acquired Company has assigned or otherwise transferred any interest in, or agreed to assign or otherwise transfer any interest in, any Intellectual Property Asset to any other Person, except pursuant to nonexclusive licenses in the Ordinary Course of Business.

(iv) No Acquired Company is or ever was a member or promoter of, or a contributor to, any industry standards body or other organization that could require or obligate any Acquired Company to grant or offer to any other Person any license or right to any Intellectual Property Asset.

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(c) Patents.

(i) Schedule 3.22(c) lists all Patents and invention disclosures relating to inventions conceived or reduced to practice by one or more officers, employees, independent contractors, or other parties with whom any Acquired Company may have collaborated in connection with developments on behalf of such Acquired Company’s business (“Invention Disclosures”), including the name of the Acquired Company that owns or uses such Patent or Invention Disclosure.

(ii) All Patents are in compliance with all applicable Legal Requirements (including payment of filing, examination, and maintenance fees, and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date. No Invention Disclosure describes any invention that has been publicly disclosed or offered for sale, creating a bar to filing patent applications within 90 days after the Closing.

(iii) No Patent has been or is involved in any interference, reissue, reexamination, or opposition Proceeding, and, to the Knowledge of the Founder, no such Proceeding is threatened. To the Knowledge of the Founder, there is no potentially interfering patent or patent application of any Person with respect to any Patent.

(iv) No Patent is or has been infringed or has been challenged or, to the Knowledge of the Founder, no such challenge is threatened. None of the products manufactured or sold, or any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

(d) Marks.

(i) Schedule 3.22(d) lists all Marks, including the name of the Acquired Company that owns or uses such Mark.

(ii) All Marks listed in Schedule 3.22(d) have been registered with the United States Patent and Trademark Office and all foreign countries where any of the Acquired Companies do substantial business related to the goods or services associated with such Marks, are in compliance with all applicable Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date.

(iii) No Mark has been or is involved in any dispute, opposition, invalidation, or cancellation Proceeding and, to the Knowledge of the Founder, no such Proceeding is threatened.

(iv) To the Knowledge of the Founder, there is no potentially interfering trademark or trademark application of any Person with respect to any Mark.

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(v) To the Knowledge of the Founder, no Mark has been challenged and, to the Knowledge of the Founder, no such challenge is threatened. No Mark has been infringed. To the Knowledge of the Founder, none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any Person.

(vi) All products and materials containing a registered Mark bear the proper federal registration notice where permitted by law.

(e) Copyrights.

(i) Schedule 3.22(e) lists all registered Copyrights and all material unregistered Copyrights used in connection with the products or services provided by any Acquired Company, including the name of the Acquired Company that owns or uses such Copyright.

(ii) All registered Copyrights are in compliance with all applicable Legal Requirements, and all the Copyrights listed in Schedule 3.22(e) are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date.

(iii) No Copyright listed in Schedule 3.22(e) is or has been infringed or has been challenged, and, to the Knowledge of the Founder, no such challenge is threatened. None of the subject matter of any Copyright infringes or is alleged to infringe any copyright of any Person or is a derivative work based upon the work of any other Person.

(iv) All works encompassed by the Copyrights listed in Schedule 3.22(e) have been marked with the proper copyright notice.

(f) Trade Secrets.

(i) Each Acquired Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of each Trade Secret (including the enforcement by each Acquired Company of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in such Acquired Company’s standard form, and all current and former employees and independent contractors of each Acquired Company have executed such an agreement).

(ii) No Trade Secret is part of the public Knowledge or literature or has been used, divulged, or appropriated either for the benefit of any Person (other than an Acquired Company) or to the detriment of any Acquired Company. No Trade Secret is subject to any adverse claim or has been challenged, and, to the Knowledge of the Founder, no such challenge is threatened. No Trade Secret infringes or is alleged to infringe any intellectual property right of any Person.

(g) Software. All Software owned, licensed, or used by any Acquired Company (other than commonly available, noncustomized third-party software licensed to an Acquired Company for internal use on a nonexclusive basis) is listed in Parts 3.22(c), (e), or (f) or 3.17(a)(v). Each Acquired Company has all rights necessary to use all copies of all Software used by such Acquired Company.

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(h) Net Names.

(i) Schedule 3.22(h) lists all Net Names, including the name of the Acquired Company that owns or uses such Net Name.

(ii) All Net Names have been registered in the name of an Acquired Company and are in compliance with all applicable Legal Requirements.

(iii) No Net Name has been or is involved in any dispute, opposition, invalidation, or cancellation Proceeding and, to the Knowledge of the Founder, no such Proceeding is threatened.

(iv) To the Knowledge of the Founder, there is no domain name application pending of any other Person which would or would potentially interfere with or infringe any Net Name.

(v) No Net Name is or has been infringed or has been challenged and, to the Knowledge of the Founder, no such challenge is threatened. No Net Name infringes or is alleged to infringe the trademark, copyright, or domain name of any other Person.

Section 3.23 Foreign Corrupt Practices Act and Export Control and Antiboycott Laws. No Acquired Company and to the Knowledge of the Founder, no Representative of any Acquired Company in its capacity as such has violated the Foreign Corrupt Practices Act or the anticorruption laws of any jurisdiction where the Company does business. Each Acquired Company has at all times complied with all Legal Requirements relating to export control and trade sanctions or embargoes. No Acquired Company has violated the antiboycott prohibitions contained in 50 U.S.C. Sections 2401 et seq. or taken any action that can be penalized under Section 999 of the Code.

Section 3.24 Relationships With Related Persons. Except as set forth on Schedule 3.24, no Seller and no Related Person of any Seller or of any Acquired Company has, or since January 1, 2011 has had, any interest in any asset owned or used by any Acquired Company. No Seller and no Related Person of any Seller or of any Acquired Company is, or since January 1, 2011 has been, a Related Party of or the owner (of record or beneficially) of any Equity Security or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with any Acquired Company or (b) engaged in competition with any Acquired Company, other than ownership of less than one percent of the outstanding capital stock of a Person that is listed on any national or regional securities exchange. Except as set forth in Schedule 3.24, no Seller or any Related Person of any Seller or of any Acquired Company is a party to any Applicable Contract with, or has any claim or right against, any Acquired Company.

Section 3.25 Securities Law Matters.

(a) The Founder is acquiring its Exchange Shares for its own account and not with a current view to its distribution within the meaning of Section 2(11) of the Securities Act. The Founder is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

(b) The Founder confirms that Buyer has made available to the Founder and his Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as the Founder has requested, and all such information has been received.

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(c) The Founder understands that the Exchange Shares have not been registered under the Securities Act or any applicable securities laws of any other state, territory or jurisdiction and that the Exchange Shares are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such Exchange Shares may not be transferred or resold without registration, qualification or approval under applicable securities laws, or pursuant to an exemption therefrom. The Founder represents and warrants further that he has no contract, understanding, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Exchange Shares which the Founder is to receive, (in whole or in part), and that the Founder has no present plans to enter into any such contract, undertaking, agreement or arrangement.

(d) Legend. It is understood that the certificates evidencing the Exchange Shares shall bear the following legend:

THE SECURITIES REPRESENTING THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE, TERRITORY OR JURISDICTION. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER OTHER APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Section 3.26 Customers and Suppliers. Schedule 3.26 lists for each of the two years ending December 31, 2013 the names of the respective customers that were, in the aggregate, the 10 largest customers in terms of dollar value of products or services, or both, sold by each Acquired Company (“Major Customers”). Schedule 3.26 also lists for each such year, the names of the respective suppliers that were, in the aggregate, the 10 largest suppliers in terms of dollar value of products or services, or both, to each Acquired Company (“Major Suppliers”). Except as set forth in Schedule 3.26, no Major Customer or Major Supplier has given any Acquired Company notice (written or oral) terminating, canceling, reducing the volume under, or renegotiating the pricing terms or any other material terms of any Applicable Contract or relationship with any Acquired Company or threatening to take any of such actions, and, to the Knowledge of the Founder, no Major Customer or Major Supplier intends to do so.

Section 3.27 Product Liabilities and Warranties.

(a) Except as set forth in Schedule 3.27(a), no Acquired Company has incurred any Loss as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions, or otherwise) with respect to any product designed, manufactured, sold, leased, licensed, or delivered, or any service provided by any Acquired Company, whether such Loss is incurred by reason of any express or implied warranty (including any warranty of merchantability or fitness), any doctrine of common law (tort, contract, or other), any other Legal Requirement, or otherwise. No Governmental Body has alleged that any product designed, manufactured, sold, leased, licensed, or delivered by any Acquired Company is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Body. No product designed, manufactured, sold, leased, licensed, or delivered by any Acquired Company has been recalled, and no Acquired Company has received any notice of recall (written or oral) of any such product from any Governmental Body. No event has occurred or circumstance exists that (with or without notice or lapse of time) could result in any such liability or recall.

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(b) Except as set forth in Schedule 3.27(b), no Acquired Company has given to any Person any product or service guaranty or warranty, right of return, or other indemnity relating to the products manufactured, sold, leased, licensed, or delivered, or services performed, by any Acquired Company. Each Acquired Company has legally excluded liability for all special, incidental, punitive, and consequential damages to any customer, dealer, or distributor of any Acquired Company or customer of any such dealer or distributor.

Section 3.28 Brokers or Finders. Neither the Founder nor any Acquired Company, and none of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or the Contemplated Transactions.

Section 3.29 Disclosure. No representation or warranty or other statement made by any Seller in this Agreement, the Disclosure Schedules, any supplement to the Disclosure Schedules, the certificate delivered pursuant to Section 8.03, or otherwise in connection with the Contemplated Transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), none of Sellers, or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers, furnished or made available to Buyer and its representatives or as to the future revenue, profitability or success of the Acquired Companies, or any representation or warranty arising from statute or otherwise in Law.

Section 3.30 Representations and Warranties of MBCC. MBCC represents and warrants to Buyer as follows:

(a) This Agreement has been duly executed and delivered by MBCC and constitutes the legal, valid, and binding obligation of MBCC, enforceable against MBCC in accordance with its terms. Upon the execution and delivery of Sellers’ Closing Documents by MBCC and all other relevant parties thereto, each Sellers’ Closing Document will constitute the legal, valid, and binding obligation of MBCC, enforceable against MBCC in accordance with its terms. MBCC has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under, this Agreement and each Seller’s Closing Document to which it is a party.

(b) Except as set forth in Schedule 3.30(a), MBCC is not and shall not be required to give notice to, or obtain Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

(c) MBCC is the owner (of record and beneficially) of the HOK Interest identified on Schedule 3.03(b), free and clear of all Encumbrances, including any restriction on the right of MBCC to transfer such HOK Interest to Buyer pursuant to this Agreement. The assignments, endorsements, stock powers, or other instruments of transfer to be delivered by MBCC to Buyer at the Closing will be sufficient to transfer MBCC’s entire interest in such HOK Interest (of record and beneficially) owned by MBCC.

(d) MBCC is acquiring its Exchange Shares for its own account and not with a current view to the distribution of such Exchange Shares within the meaning of Section 2(11) of the Securities Act. MBCC is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

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(e) MBCC confirms that Buyer has made available to it and its Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as MBCC has requested, and all such information has been received.

(f) MBCC understands that the Exchange Shares have not been registered under the Securities Act or any applicable securities laws of any other state, territory or jurisdiction and that the Exchange Shares are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such Exchange Shares may not be transferred or resold without registration, qualification or approval under applicable securities laws, or pursuant to an exemption therefrom. MBCC represents and warrants further that it has no contract, understanding, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Exchange Shares which it is to receive, (in whole or in part), and that MBCC has no present plans to enter into any such contract, undertaking, agreement or arrangement.

(g) Legend. It is understood that the certificates evidencing the Exchange Shares shall bear the legend set forth in Section 3.25(d).

(h) Neither MBCC nor any of its Representatives, has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or the Contemplated Transactions.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

Section 4.01 Organization and Good Standing. (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Schedule 4.01(a) lists each jurisdiction in which Buyer is qualified to do business as a foreign corporation.

(b) Buyer has delivered to Sellers copies of the Organizational Documents of Buyer. Buyer is not in default or violation of its Organizational Documents.

Section 4.02 Enforceability and Authority; No Conflict.

(a) The execution, delivery, and performance by Buyer of this Agreement and Buyer’s Closing Documents have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon execution and delivery of Buyer’s Closing Documents by Buyer, each of Buyer’s Closing Documents will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents.

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(b) Except as set forth in Schedule 4.02, neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will directly or indirectly (with or without notice or lapse of time):

(i) Contravene, conflict with, or violate (A) any Organizational Document of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

(ii) Contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any assets owned or used by Buyer, is subject; or

(iii) Breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Contract to which Buyer is a party.

(c) Except as set forth in Schedule 4.02, Buyer is not required to give notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

Section 4.03 Investment Intent. Buyer is acquiring the HOK Interests for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

Section 4.04 Certain Proceedings. There is no Proceeding pending against Buyer that challenges, or could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction. To Buyer’s Knowledge, no such Proceeding has been threatened.

Section 4.05 Brokers or Finders. Neither Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission, or other similar payment in connection with this Agreement or the Contemplated Transactions.

Section 4.06 Capitalization of Buyer.

(a) The authorized Equity Securities of the Company consist of (i) 4,999,000,000 shares of Buyer Common Stock, of which 3,179,248 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, none of which are outstanding.

(b) All the outstanding Equity Securities of Buyer have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Schedule 4.06(b), there are no shareholder or other Contracts relating to any Equity Security of Buyer, including the sale, voting, or transfer thereof. No outstanding Equity Security or other security of Buyer was issued in violation of the Securities Act or any other Legal Requirement. Buyer has no outstanding subscription, option, warrant, call or exchange right, convertible security, or other Contract or other obligations in effect giving any Person the right to acquire (whether by preemptive rights or otherwise) any Equity Security of any Acquired Company.

Section 4.07 Validity of Shares.

(a) The Exchange Shares and the shares of Buyer Common Stock to be issued to investors in the Private Placement, when issued at Closing in accordance with and for the consideration provided for in this Agreement, will be validly issued, fully paid and nonassessable. At Closing Sellers will receive good title to the Exchange Shares, free and clear of all Encumbrances.

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(b) Assuming the accuracy of (i) the representations and warranties of the Sellers set forth in this Agreement and (ii) the representations and warranties of investors in the Private Placement in the Purchase Agreement, the issuance of Exchange Shares to the Sellers and the shares of Buyer Common Stock to be issued to investors in the Private Placement will be exempt from registration requirements under the Securities Act and any other applicable securities laws, and from the qualification or registration requirements of any applicable state securities (or blue sky) Laws.

Section 4.08 SEC Reports; Financial Statements; Public Communications; Internal Controls and Disclosure Controls.

(a) Since January 1, 2013 and through the date this representation is made, Buyer has filed all reports, schedules, forms, registration statements and other documents required to be filed by it with the Commission pursuant to the requirements of the Exchange Act (all of the foregoing, together with any other reports, schedules, forms, registration statements and other documents filed by Buyer with the Commission since January 1, 2013 and prior to the date this representation is made (including in each case all exhibits included therewith and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and Buyer’s balance sheet as of December 31, 2013 (the “Buyer Balance Sheet Date”), as included in Buyer’s annual report on Form 10-K for the period then ended, as filed with the Commission on June 23, 2014, being referred to herein as the “Buyer Balance Sheet”). Buyer has made available to the Company or its representatives true and complete copies of the SEC Documents that are not available on the Commission’s EDGAR system. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment has not been filed and made publicly available on the Commission’s EDGAR system no less than five Business Days prior to the date this representation is made. Buyer has not received any written comments from the Commission staff that have not been resolved to the satisfaction of the Commission staff.

(b) As of their respective dates, the financial statements of Buyer included in the SEC Documents (including the notes thereto, the “Buyer Financial Information”) complied as to form in all material respects with applicable accounting requirements and securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Buyer as of the dates thereof and the results of its or their operations and cash flows, as applicable, for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). The Financial Information is true, accurate and complete, has been prepared in accordance with GAAP, is consistent with the books and records of Buyer and its predecessors (which are true, accurate and complete), and fairly presents such information as of the dates, and for the periods, presented. Since the date of the Buyer Balance Sheet, there has been no change in Buyer’s reserve or accrual amounts or policies.

(c) Except for disclosures filed with the SEC and disclosures made to a limited number of accredited investors in the Private Placement, there are no, and have not been any, press releases, analyst reports, advertisements or other written communications with stockholders or other investors, or potential stockholders or other potential investors, on behalf of Buyer or otherwise relating to Buyer, issued, made, distributed, paid for or approved since May 1, 2014 by Buyer or any of their respective officers, directors or Affiliates, by any Person engaged by (or otherwise acting on behalf of) Buyer or any of its officers, directors or Affiliates, or, to the Knowledge of Buyer, by any stockholder of Buyer. None of Buyer, its officers, directors and Affiliates or any stockholder of Buyer has made any filing with the Commission, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of Buyer or otherwise relating to Buyer that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Company that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

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(d) The accounting firm that has expressed its opinion with respect to the financial statements included in Buyer’s most recently filed annual report on Form 10-K (the “Audit Opinion”) is independent of Buyer pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm was otherwise qualified to render the Audit Opinion under applicable securities Laws. Each other accounting firm that has conducted or will conduct a review or audit of any of Buyer’s financial statements was and is independent of Buyer pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the Commission and was and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable securities Laws. There is no transaction, arrangement or other relationship between Buyer and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by Buyer in its reports pursuant to the Exchange Act. Neither Buyer nor any director, officer or employee, of Buyer has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or its internal accounting controls, including any complaint, allegation, assertion or claim that Buyer has engaged in questionable accounting or auditing practices. No attorney representing Buyer, whether or not employed by Buyer, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations promulgated thereunder. There have been no internal or Commission investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of Buyer.

(e) Buyer is in compliance in all material respects with all rules and regulations of the Eligible Market applicable to it and the Buyer Common Stock. Buyer has no Knowledge of any facts or circumstances that would reasonably lead to delisting or suspension, or termination of the trading or quotation of, the Buyer Common Stock by or on the Eligible Market in the foreseeable future. Since May 1, 2014, (i) the Buyer Common Stock has been, and is, quoted on the Over-the-Counter Bulletin Board under the symbol “CCON.OB,” (ii) trading and quotation in the Buyer Common Stock has not been suspended by the SEC or the Eligible Market and (iii) Buyer has received no communication, written or oral, from the SEC or the Eligible Market regarding the suspension or termination of the trading or quotation of the Buyer Common Stock by or on the Eligible Market. During the period commencing with the date of this Agreement and ending on the Closing Date, Buyer shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities Laws and rules and the Eligible Market.

Section 4.09 Investment Company. The Buyer is not, as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.10 No Undisclosed Liabilities. Except as set forth in Schedule 4.10, Buyer has no liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations to the extent shown on the Buyer Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of Buyer’s unaudited consolidated balance sheet as at June 30, 2014.

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Section 4.11 No Material Adverse Change. Since the Buyer Balance Sheet Date, Buyer has not suffered any Material Adverse Change and no event has occurred, and no circumstance exists, that can reasonably be expected to result in a Material Adverse Change.

Section 4.12 Compliance With Legal Requirements; Governmental Authorizations.

(a) Except as set forth in Schedule 4.12(a):

(i) Buyer has at all times been in compliance with each Legal Requirement that is or was applicable to it or the conduct of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) could constitute or result in a violation by Buyer of, or a failure on the part of Buyer to comply with, any Legal Requirement, or (B) could give rise to any obligation on the part of Buyer to undertake, or to bear all or any portion of the cost of, any remedial action;

(iii) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action; and

(iv) no proposed Legal Requirement could have an adverse consequence on Buyer or could require an expenditure of $50,000 or more by Buyer to comply with such Legal Requirement.

(b) Schedule 4.12(b) lists each Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or to any assets owned or used by, any Acquired Company. Each Governmental Authorization listed in Schedule 4.12(b) is valid and in full force and effect. Except as set forth in Schedule 4.12(b):

(i) Buyer has at all times been in compliance with each Governmental Authorization;

(ii) No event has occurred or circumstance exists that could (with or without notice or lapse of time) (A) constitute or result, directly or indirectly, in a violation of, or a failure on the part of Buyer to comply with, any Governmental Authorization listed in Schedule 4.12(b), or (B) result, directly or indirectly, in the revocation, suspension, cancellation, termination, or modification of any Governmental Authorization;

(iii) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Governmental Authorization, or (B) any actual, proposed, or potential revocation, suspension, cancellation, termination, or modification of any Governmental Authorization; and

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(iv) All applications required to have been filed for the renewal or reissuance of the Governmental Authorizations listed in Schedule 4.12(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

(c) The Governmental Authorizations listed in Schedule 4.12(b) constitute all Governmental Authorizations necessary to permit Buyer lawfully to continue to conduct its business in the manner in which it conducts such business and to own and use its assets in the manner in which it owns and uses such assets.

Section 4.13 Legal Proceedings; Orders.

(a) Except as set forth in Schedule 4.13(a), since May 1, 2014 (and to the Knowledge of Buyer, since January 1, 2011) there has not been, and there is not pending or, to the Knowledge of Buyer, threatened, any Proceeding:

(i) By or against Buyer or that otherwise relates to or could affect the business of, or any assets owned or used by, Buyer; or

(ii) By or against Buyer that relates to the Exchange Shares or the Private Placement; or

(iii) That challenges, or that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.

To the Knowledge of Buyer, no event has occurred or circumstance exists that could give rise to or serve as a basis for the commencement of any such Proceeding. Buyer has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each pending or threatened Proceeding listed in Schedule 4.13(a). None of the pending or threatened Proceedings listed in Schedule 4.13(a), individually or in the aggregate, will or could reasonably be expected to result in an adverse consequence to Buyer or in Buyer incurring Losses of $50,000 or more or being subjected to any Order.

(b) Except as set forth in Schedule 4.13(b):

(i) There is no Order to which Buyer, or any assets owned or used by Buyer, is subject; and

(ii) Buyer is not subject to any Order that relates to the business of, or any assets owned or used by, Buyer.

(c) Except as set forth in Schedule 4.13(c):

(i) Buyer has at all times been in compliance with each Order to which it, or any assets owned or used by it, is or has been subject;

(ii) no event has occurred or circumstance exists that could constitute or result in (with or without notice or lapse of time) a violation of, or failure to comply with, any Order to which (A) Buyer, or any assets owned or used by Buyer, is subject, or (B) Buyer is subject that relates to the business of, or any assets owned or used by, Buyer; and

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(iii) Buyer has not at any time received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any Order to which (A) Buyer, or any assets owned or used by Buyer, is subject, or (B) any Seller is subject that relates to the business of, or any assets owned or used by, Buyer.

Section 4.14 Absence of Certain Changes and Events. Except as set forth in Schedule 4.14, since the Buyer Balance Sheet Date, Buyer has conducted its business only in the Ordinary Course of Business, and there has not been any:

(a) Issuance of or change in the authorized or issued Equity Securities of Buyer; purchase, redemption, retirement, or other acquisition by Buyer of any Equity Security of Buyer; or declaration or payment of any dividend or other distribution or payment in respect of the Equity Securities of Buyer;

(b) Amendment to the Organizational Documents of Buyer;

(c) Other than any payments by an Acquired Company of bonuses, salaries, benefits, or other compensation in the Ordinary Course of Business, payment, increase or decrease by Buyer of any bonus, salary, benefit, or other compensation to any holder of an Equity Security, director, manager, officer, employee, or consultant or entry into or amendment of any employment, severance, bonus, retirement, loan, or other Contract with any holder of any Equity Security, director, manager, officer, employee, or consultant;

(d) Adoption of, amendment to, or material increase or decrease in the payments to or benefits under any Employee Plan;

(e) Damage to or destruction or loss of any asset owned or used by Buyer, whether or not covered by insurance;

(f) Sale (other than sales of inventory in the Ordinary Course of Business), lease, other disposition of, or imposition of an Encumbrance on any asset owned or used by Buyer;

(g) Release or waiver of any claim or right of Buyer with a value in excess of $50,000;

(h) Change in the accounting methods used by Buyer;

(i) Capital expenditure (or series of related capital expenditures) by Buyer either involving more than $50,000 or outside the Ordinary Course of Business;

(j) Capital investment in, loan to, or acquisition of the securities or assets of, any Person (or series of related capital investments, loans, and acquisitions) by Buyer either involving more than $50,000 or outside the Ordinary Course of Business or acquisition (by merger, exchange, consolidation, acquisition of Equity Securities or assets, or otherwise) of any Person by Buyer;

(k) Note, bond, debenture, or other indebtedness for borrowed money issued, created, incurred, assumed, or guaranteed (including advances on existing credit facilities) involving more than $50,000 individually or $50,000 in the aggregate by Buyer;

(l) Contract by Buyer or any Seller to do any of the foregoing; or

(m) Other material occurrence, event, action, failure to act, or transaction outside the Ordinary Course of Business involving Buyer.

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Section 4.15 Reorganization. (a) Buyer has not taken and has not agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a “reorganization” under Section 368(a) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under Section 351 of the Code. Buyer is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.

(b) Buyer has no plan or intention to reacquire, and, to Buyer’s knowledge, no person related to Buyer within the meaning of Treasury Regulations Section 1.368-1 has a plan or intention to acquire, any of the Exchange Shares.

Section 4.16 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Acquired Companies and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Acquired Companies for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investment and the express representations and warranties of the Sellers set forth in Article III (including the related portions of the Disclosure Schedules); and (b) none of Sellers, has made any representation or warranty as to Sellers or this Agreement, except as expressly set forth in Article III (including the related portions of the Disclosure Schedules).

ARTICLE V.

COVENANTS OF SELLERS PRIOR TO CLOSING DATE.

Section 5.01 Access and Investigation. Prior to the Closing Date, and upon reasonable notice from Buyer, the Founder shall, and shall cause each Acquired Company to (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to each Acquired Company’s personnel, assets, Contracts, and Records, (b) furnish Buyer Group with copies of all such Contracts and Records as Buyer may reasonably request, (c) furnish Buyer Group with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the business, condition (financial or otherwise), assets, results of operations, or prospects of each Acquired Company. In addition, Buyer shall have the right to have the Leased Real Property and the tangible personal property of each Acquired Company inspected by Buyer Group, at Buyer’s sole cost and expense,.

Section 5.02 Operation of the Businesses of the Acquired Companies. Prior to the Closing Date, the Founder shall, and shall cause each Acquired Company to:

(a) Conduct the business of such Acquired Company only in the Ordinary Course of Business;

(b) Use its best efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the officers, employees, and agents of such Acquired Company, and maintain its relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

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(c) Confer with Buyer prior to implementing operational decisions of a material nature;

(d) Report to Buyer at such times as Buyer may reasonably request concerning the status of the business, condition (financial or otherwise), assets, results of operations, or prospects of such Acquired Company;

(e) Make no material changes in management personnel of such Acquired Company;

(f) Maintain the assets owned or used by such Acquired Company in a state of repair and condition that complies with Legal Requirements and Contracts and is consistent with the requirements and normal conduct of the business of such Acquired Company;

(g) Keep in full force and effect, without amendment, all material rights relating to the business of such Acquired Company;

(h) Comply with all Legal Requirements applicable to, and all Applicable Contracts of, such Acquired Company;

(i) Continue in full force and effect the insurance coverage under the policies set forth in Schedule 3.18 or substantially equivalent policies;

(j) Except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify, or terminate any Employee Plan and, except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan;

(k) Maintain all records of such Acquired Company consistent with past practice;

(l) Except as set forth on Schedule 5.02(l), make no dividends or distributions to shareholders or incur or pay any outstanding indebtedness, other than indebtedness arising in the ordinary course of the Company’s business, in the nature of rent payments and accounts payable; and

(m) Take no action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.16 would be likely to occur.

Section 5.03 Filings and Notifications; Cooperation. As promptly as practicable after the date of this Agreement, and in any event within the applicable time period prescribed by Legal Requirements, each Seller shall, and the Founder shall cause each Acquired Company and each of their Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Each Seller shall, and the Founder shall cause each Acquired Company and each of their Related Persons to, cooperate with Buyer, its Related Persons, and their respective Representatives (a) with respect to all filings and notifications that Buyer or its Related Persons elect to make or shall be required by Legal Requirements to make in connection with the Contemplated Transactions, (b) in identifying and obtaining the Governmental Authorizations required by Buyer to own and operate each Acquired Company from and after the Closing Date, and (c) in obtaining all Consents identified in Exhibit 9.04.

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Section 5.04 Notice.

(a) Prior to the Closing Date, each Seller shall promptly provide notice to Buyer of any Breach of any of its representations or warranties or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. Should any such Breach relate to the Disclosure Schedules related to any such Seller’s representations, warranties, covenants or other agreements hereunder, such Seller shall promptly deliver to Buyer a supplement to the Disclosure Schedules.

(b) Prior to the Closing Date, each Seller shall promptly provide notice to Buyer of any Breach of any covenant of such Seller in this Article V or any fact or circumstance that could make the satisfaction of any condition applicable to such Seller in Article VIII impossible or unlikely and of all corrective actions undertaken, or to be undertaken, by such Seller with respect thereto. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Buyer under this Agreement.

Section 5.05 Payment of Indebtedness by Related Persons. Each Seller shall cause all indebtedness owed to an Acquired Company by such Seller or any Related Person of such Seller to be paid in full prior to Closing.

Section 5.06 Exclusive Dealing. Until this Agreement shall have been terminated pursuant to Section 10.01, no Seller shall, and the Founder shall cause each Acquired Company and each of their respective Representatives not to, directly or indirectly, solicit, initiate, encourage, or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving any Seller or Acquired Company, however structured, including the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any Equity Security of any Acquired Company, or any merger, consolidation, or similar transaction or arrangement. Each Seller shall notify Buyer of any such inquiry or proposal within 24 hours of receipt thereof by such Seller, and the Founder shall notify Buyer of any such inquiry or proposal within 24 hours of receipt thereof by any Acquired Company, or any of their respective Representatives.

Section 5.07 Commercially Reasonable Efforts. The Founder shall use his commercially reasonable efforts to cause the conditions in Article VIII (other than Section 8.11) to be satisfied.

Section 5.08 Financial Information. Prior to the Closing Date, the Founder shall deliver to Buyer within 15 days after the end of each month a copy of each Acquired Company’s unaudited financial statements for such month, including a profit and loss statement, balance sheet and statement of cash flows, prepared in a manner and containing information consistent with such Acquired Company’s current practices.

Section 5.09 Transfers. Neither of the Sellers will, nor will either of them attempt to, sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose (a “Transfer”) of all or any portion of the Exchange Shares issued to such Seller unless and until there is then in effect a registration statement under the Securities Act and other applicable securities laws covering such Transfer and such Transfer is made in accordance with such registration statement or the transferring Seller shall have furnished Buyer with a written opinion of counsel reasonably satisfactory to Buyer, that such transaction will not require registration of the Exchange Shares under the Securities Act, or any other applicable securities laws.

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ARTICLE VI.

COVENANTS OF BUYER PRIOR TO CLOSING DATE

Section 6.01 Filings and Notifications; Cooperation. As promptly as practicable after the date of this Agreement, and in any event within the applicable time period prescribed by Legal Requirements, Buyer shall, and shall cause each of its Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Buyer shall, and shall cause each of its Related Persons to, cooperate with each Seller, each Acquired Company, their Related Persons and their respective Representatives (a) with respect to all filings and notifications that any Seller, any Acquired Company, or their Related Persons shall be required by Legal Requirements to make in connection with the Contemplated Transactions and (b) in obtaining all Material Consents; provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds, or incur any other material obligation in order to comply with this Section 6.01.

Section 6.02 Notice.

(a) Prior to the Closing Date, Buyer shall promptly provide notice to Sellers of any Breach of any representation or warranty of Buyer or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. No such notice will be deemed to have cured any Breach of any representation or warranty or affect any right or remedy of Sellers under this Agreement.

(b) Prior to the Closing Date, Buyer shall provide notice to Sellers of any Breach of any covenant of Buyer in this Article VI or any fact or circumstance that could make the satisfaction of any condition in Article IX impossible or unlikely and of all corrective actions undertaken, or to be undertaken, by Buyer with respect thereto. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Sellers under this Agreement.

Section 6.03 Best Efforts. Buyer shall use its best efforts to cause the conditions in Article IX to be satisfied; provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds, or incur any other material obligation in order to comply with this Section 6.03.

Section 6.04 Private Placement. Buyer shall take all actions necessary or appropriate to (a) execute and deliver to the investors in the Private Placement the Purchase Agreement representing investments in Buyer Common Stock in the Private Placement of not less than an aggregate net proceeds to the Buyer of $900,000, and each of the other documents and instruments contemplated thereby to be entered into at or prior to the Closing in connection with the Private Placement, and (b) consummate the Private Placement contemporaneously with the Closing, pursuant to, and subject to the terms and conditions set forth in, the Purchase Agreement.

ARTICLE VII.

POST-CLOSING COVENANTS

Section 7.01 Cooperation and Proceedings; Access to Records.

(a) After the Closing, each Seller shall cooperate with Buyer and its counsel and make itself and its Representatives available to Buyer and the Acquired Companies in connection with the institution or defense of any Proceeding, whether existing, threatened, or anticipated, involving or relating to the Contemplated Transactions, Buyer, any Seller, or any Acquired Company, including providing testimony, Records, and other information.

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(b) Each Seller and Buyer will make available to the other any Records in the nonrequesting party’s custody or control for the purpose of preparing any financial statement or Tax Return or preparing for or defending any tax-related examination of the requesting party or any Acquired Company by any Governmental Body. The party requesting such Records will reimburse the nonrequesting party for the reasonable out-of-pocket costs and expenses incurred by the nonrequesting party. The nonrequesting party will afford access to such Records during normal business hours, upon reasonable advance notice given by the requesting party, and subject to such reasonable limitations as the nonrequesting party may impose to delete competitively sensitive or privileged information.

Section 7.02 Directors and Officers.

(a) Prior to the approval by the Buyer’s board of directors of the Board Appointments (as defined below) and prior to the Closing, Buyer and Buyer’s board of directors shall, pursuant to Section 4.1 of the Bylaws of Buyer, set the number of members of the Buyer’s board of directors at three members, effective as of the Effective Time.

(b) Prior to the Closing, the Buyer’s board of directors shall take all actions (including making any filings and disclosures, and taking any other actions, necessary and appropriate to comply with applicable Law and the applicable rules and regulations of the Eligible Market) so that, effective immediately following the Closing, without any further action by Buyer or Buyer’s board of directors, each of the following Persons shall hold such office or offices of Buyer set forth next to such Person’s name:

Fritz Knipschildt – Chief Executive Officer

Bennett Yankowitz – Chief Financial Officer and Secretary

Henrik Rouf – Assistant Secretary

(c) Effective upon the Closing, Buyer’s board of directors shall, pursuant to Section 4.11 of the bylaws of Buyer, cause the persons set forth below to become or continue to serve as members of the Buyer’s board of directors (the “Board Appointees”) and such persons shall serve on the Buyer’s board of directors until the next annual meeting of stockholders of Buyer and until their successors are duly elected and qualified, subject to the terms of the Voting Agreement.

Fritz Knipschildt – Chairman

Bennett Yankowitz

A third Person to be selected prior to the Closing by MBCC with the consent of the Buyer and the Founder

Section 7.03 Filings. As promptly as practicable (but in no event, with respect to filing, later than the date required under applicable Legal Requirement), Buyer (i) shall obtain all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Person, including any Governmental Authority, in connection with the Contemplated Transactions and (ii) shall prepare and file any other documents or filings required to be filed by it under the Exchange Act, the Securities Act or any other federal or state securities (or blue sky) or related Legal Requirement relating to the execution of this Agreement and the Contemplated Transactions, as well as under regulations of, or as required by, such Governmental Authorities as may require the filing of such other filings, including without limitation a “super 8-K” Report Under the Exchange Act. As promptly as practicable, and subject in all respects to the final sentence of this paragraph, Buyer shall prepare and file the Information Statement with the Commission. Each Seller shall use commercially reasonable efforts to cooperate with Buyer in connection with the preparation of the Information Statement, including promptly furnishing Buyer, upon request, with any and all information as may be required to be set forth in the Information Statement under applicable Legal Requirements (to the extent available to such Seller). Buyer shall provide each Seller a reasonable opportunity to review and comment upon the Information Statement (including any amendments or supplements thereto), and any other filings contemplated by this Section 7.03. Notwithstanding the foregoing, except with the prior written consent of each Seller or as required by law, Buyer shall not (a) file with the Commission, or mail to Buyer’s stockholders, the Information Statement, or (b) issue any press releases or make any other public disclosure or statements (including in any filings with the Commission) with respect to the Contemplated Transactions disclosing the name of the Company or any Seller, or (c) file any other documents contemplated by this Section 7.03.

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ARTICLE VIII.

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligations to purchase the HOK Interests and to take the other actions required pursuant to this Agreement to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer):

Section 8.01 Accuracy of Sellers’ Representations.

(a) Subject to Section 8.01(b), each Seller’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made, after giving effect to any supplement to the Disclosure Schedules that is accepted and approved by Buyer in the exercise of its reasonable discretion.

(b) Each of the Founder’s representations and warranties in Sections 3.02(a), 3.03, 3.04 and 3.12, each of MBCC’s representations and warranties in Section 3.30(a), and each of the representations and warranties in this Agreement that contains an express materiality qualification, will have been accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing Date as if then made, without giving effect to any supplement to the Disclosure Schedules.

(c) Each of the Founder’s representations and warranties in Section 3.29 will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made, after giving effect to any supplement to the Disclosure Schedules that is accepted and approved by Buyer in the exercise of its reasonable discretion.

Section 8.02 Sellers’ Performance. The covenants and obligations that each Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

Section 8.03 Bring Down Certificate. Buyer will have received, from each Seller separately, a certificate executed by such Seller confirming (a) the accuracy of the representations and warranties made by such Seller as of the date of this Agreement and as of the Closing Date in accordance with Section 8.01 and (b) the performance of and compliance with the covenants and obligations of such Seller to be performed or complied with at or prior to the Closing in accordance with Section 8.02.

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Section 8.04 Consents. Each of the Consents identified in Exhibit 8.04 (the “Material Consents”) will have been obtained in form and substance satisfactory to Buyer and will be in full force and effect. Copies of the Material Consents will have been delivered to Buyer.

Section 8.05 Governmental Authorizations. Buyer will have received such Governmental Authorizations as are necessary or which it considers desirable to allow Buyer to acquire and own the HOK Interests and for the Acquired Companies and Buyer to own and operate the business of each Acquired Company from and after the Closing.

Section 8.06 Additional Documents. Each of the items to be delivered pursuant to Section 2.04(a) and each of the following documents will have been delivered (or tendered subject only to Closing) to Buyer:

(a) An opinion of Carmody Torrance Sandak & Hennessey LLP, dated the Closing Date, in the form of Exhibit 8.06(a);

(b) Estoppel certificates executed on behalf of TR Sono Partners, LLC, a Connecticut limited liability company, and dated as of a date not more than five days prior to the Closing Date, each in the form of Exhibit 8.06(b);

(c) Such other documents as Buyer may reasonably request, each in form and substance satisfactory to Buyer, and, if necessary, executed by any applicable Seller or the relevant Acquired Company, for the purpose of:

(i) Evidencing the accuracy of such Seller’s representations and warranties;

(ii) Evidencing the performance by such Seller of, or the compliance by such Seller with, any covenant or obligation required to be performed or complied with by such Seller;

(iii) Evidencing the satisfaction of any condition referred to in this Article VIII; or

(iv) Otherwise facilitating the consummation or performance of any Contemplated Transaction.

Section 8.07 Due Diligence. Buyer shall have completed to its satisfaction, in its sole discretion, Buyer’s due diligence review of the Company and its business, financial condition and operations.

Section 8.08 No Proceedings. Since the date of this Agreement, there will not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking relief (monetary or otherwise) in connection with, any Contemplated Transaction or (b) that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.

Section 8.09 No Claim Regarding Stock Ownership or Sale Proceeds. There will not have been made or threatened by any Third Party any claim asserting that such Third Party (a) is the holder or the beneficial owner of any Equity Security of any Acquired Company or (b) is entitled to all or any portion of the Purchase Price.

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Section 8.10 No Conflict. Neither the consummation nor the performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or violate, or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

Section 8.11 No Material Adverse Change. Since the date of this Agreement, no Acquired Company will have suffered any Material Adverse Change and no event will have occurred, and no circumstance will exist, that could result in a Material Adverse Change.

Section 8.12 Private Placement. Each of the investors in the Private Placement shall have duly executed the Purchase Agreement, representing investments in Buyer Common Stock in the Private Placement of not less than an aggregate net proceeds to Buyer of $900,000, all funds and related documents duly executed by such investors in the Private Placement required to consummate the Private Placement shall be on deposit in a segregated bank account of the Buyer and available for immediate release to Buyer, or shall otherwise be available for immediate release to Buyer, conditioned only upon the Closing; and the representations and warranties of each of the investors in the Private Placement party to the Purchase Agreement and each of the other documents and instruments entered into in connection with the Private Placement shall be true and correct as of the date when made and as of the closing of the Private Placement as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each such investor in the Private Placement shall have performed, satisfied and complied with the covenants, agreements and conditions required thereby.

Section 8.13 Lock-Up Agreements. Each Seller and each Board Appointee shall have delivered to Buyer a duly executed lock-up agreement, in a form mutually agreed to by, Buyer and each Seller.

Section 8.14 Pro Forma Balance Sheet. As of the Closing Date, except as set forth on the Pro Forma Balance Sheet, no indebtedness for borrowed money of any kind or nature shall be outstanding with respect to the Company or any other Acquired Company, other than the MBCC Note.

ARTICLE IX.

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE

Each Seller’s obligations to sell the HOK Interests and to take the other actions required pursuant to this Agreement to be taken by such Seller at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part with the unanimous consent of the Sellers, except for Section 9.10, which may only be waived by MBCC):

Section 9.01 Accuracy of Buyer’s Representations. Each of Buyer’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made.

Section 9.02 Buyer’s Performance. The covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

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Section 9.03 Bring Down Certificate. Each Seller will have received a certificate executed by Buyer confirming (a) the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 9.01 and (b) the performance of and compliance with its covenants and obligations to be performed or complied with at or prior to the Closing in accordance with Section 9.02.

Section 9.04 Consents. Each of the Consents identified in Exhibit 9.04 will have been obtained in form and substance satisfactory to each Seller and will be in full force and effect. Copies of such Consents will have been delivered to each Seller.

Section 9.05 Additional Documents. Each of the items to be delivered pursuant to Section 2.04(b) and each of the following documents will have been delivered (or tendered subject only to Closing) to each of the Sellers:

(a) An opinion of Shumaker Mallory Law PC, dated the Closing Date, in the form of Exhibit 9.05(a); and

(b) Such other documents as either Seller may reasonably request, each in form and substance satisfactory to such Seller, and, if necessary, executed by Buyer, for the purpose of:

(i) Evidencing the accuracy of any of Buyer’s representations and warranties;

(ii) Evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer;

(iii) Evidencing the satisfaction of any condition referred to in this Article IX; or

(iv) Otherwise facilitating the consummation or performance of any Contemplated Transaction.

Section 9.06 No Legal Prohibition. There will not be in effect any Legal Requirement or Order that prohibits the sale of the HOK Interests by Sellers to Buyer or the consummation of any of the other Contemplated Transactions.

Section 9.07 Private Placement. Each of the investors in the Private Placement shall have duly executed the Purchase Agreement, representing investments in Buyer Common Stock in the Private Placement of not less than an aggregate of $900,000, all funds and related documents duly executed by such investors in the Private Placement required to consummate the Private Placement shall be on deposit in a segregated bank account of the Buyer and available for immediate release to Buyer, or shall otherwise be available for immediate release to Buyer, conditioned only upon the Closing; and the representations and warranties of each of the investors in the Private Placement party to the Purchase Agreement and each of the other documents and instruments entered into in connection with the Private Placement shall be true and correct as of the date when made and as of the closing of the Private Placement as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each such investor in the Private Placement shall have performed, satisfied and complied with the covenants, agreements and conditions required thereby.

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Section 9.08 Board. (i) each of the Persons listed in Section 7.02(b) shall have been duly appointed, effective immediately following the Closing, to hold such office or offices of Buyer set forth next to such Person’s name in such Section and (ii) each of the Board Appointees shall have been duly appointed to the Buyer’s board of directors in accordance with Section 7.02(c), with terms commencing upon the Closing Date.

Section 9.09 Due Diligence. Sellers shall have completed to their satisfaction, in their sole discretion, their due diligence review of Buyer and its business, financial condition and operations.

Section 9.10 MBCC Conditions. (a) MBCC shall have received from HOK or the Founder the following documents or instruments, each in form, scope and substance satisfactory to MBCC:

(i) A copy of an unaudited Pro Forma Balance Sheet of the Buyer and the Company, as of the Closing Date, giving effect to the Contemplated Transactions, which shall (A) have been prepared by a reputable accounting firm (or other independent financial Person) reasonably acceptable to MBCC, and (B) give effect to the consummation of all Contemplated Transactions, including the application of all proceeds of the Private Placements (the “Pro Forma Balance Sheet”);

(ii) A “sources and uses” schedule, in customary form, which shall have been prepared by a reputable accounting firm or other independent financial person reasonably acceptable to MBCC, and showing in reasonable detail all sources of the proceeds of the Private Placement and all uses of such proceeds; and

(iii) The MBCC Note and the MBCC Security Agreement.

(b) As of the Closing Date, except as set forth on the Pro Forma Balance Sheet, no indebtedness for borrowed money of any kind or nature shall be outstanding with respect to the Company or any other Acquired Company, other than the MBCC Note.

Section 9.11 Tax Payments. Buyer shall have caused to be paid all outstanding Tax liabilities of the Acquired Companies listed on Schedule 3.11(a).

ARTICLE X.

TERMINATION

Section 10.01 Termination Events. Subject to Section 10.02, by notice given prior to or at the Closing, this Agreement may be terminated as follows:

(a) By mutual consent of Buyer and Sellers;

(b) By Buyer if a material Breach of any provision of this Agreement has been committed by any Seller;

(c) By Sellers if a material Breach of any provision of this Agreement has been committed by Buyer;

(d) By Buyer if satisfaction of any condition in Article VIII by December 15, 2014 or such later date as the parties may agree upon (the “End Date”) becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement);

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(e) By either Seller if satisfaction of any condition in Article IX by the End Date becomes impossible (other than through the failure of such Seller to comply with its obligations under this Agreement);

(f) By Buyer if the Closing has not occurred on or before the End Date, unless Buyer is in material Breach of this Agreement; or

(g) By either Seller if the Closing has not occurred on or before the End Date, unless such Seller is in material Breach of this Agreement.

Section 10.02 Effect of Termination. Each party’s right of termination under Section 10.01 is in addition to any other right it may have under this Agreement (including under Section 12.16) or otherwise, and the exercise of a party’s right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 10.01, this Agreement will be of no further force or effect; provided, however, that (i) this Section 10.2 and Article XII will survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any Breach of this Agreement occurring prior to termination.

ARTICLE XI.

INDEMNIFICATION; PAYMENT; REIMBURSEMENT; REMEDIES

Section 11.01 Survival; Remedies.

(a) All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules, the supplements to the Disclosure Schedules, and any certificate, document, or other writing delivered pursuant to this Agreement will survive the Closing and the consummation and performance of the Contemplated Transactions.

(b) The waiver of any condition relating to any representation, warranty, covenant, or obligation will not affect the right to indemnification, payment, reimbursement, or other remedy based upon such representation, warranty, covenant, or obligation.

Section 11.02 Indemnification, Payment, and Reimbursement by Sellers.

(a) Each Seller, individually and not jointly and severally, shall indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, shareholders, Subsidiaries, and Related Persons (collectively, the “Buyer Indemnified Persons”) from, and shall pay to Buyer Indemnified Persons the amount of, or reimburse Buyer Indemnified Persons for, any Loss that Buyer Indemnified Persons or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(i) Any Breach of any representation or warranty made by such Seller in (A) this Agreement or the Disclosure Schedules (after giving effect to any supplement to the Disclosure Schedules that is accepted and approved by Buyer in the exercise of its reasonable discretion), (B) any supplement to the Disclosure Schedules, (C) the certificate of such Seller delivered pursuant to Section 8.03 (without giving effect to the words “in all material respects” in Section 8.01(a)), or (D) any other certificate, document, or other writing delivered by such Seller pursuant to this Agreement; or

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(ii) Any Breach of any covenant or obligation of such Seller in this Agreement or in any certificate, document, or other writing delivered by such Seller pursuant to this Agreement; or

(iii) Any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with such Seller or, in the case of the Founder, any Acquired Company (or any Person acting on their behalf) in connection with any Contemplated Transaction.

(b) The Founder shall indemnify and hold harmless all Buyer Indemnify Persons from, and shall pay to the Buyer Indemnified Persons the amount of, or reimburse the Buyer Indemnify Persons for, any loss that the Buyer Indemnified Persons or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(i) Any Taxes of any Acquired Company not reflected on the Closing Date Balance Sheet relating to periods on or prior to the Closing Date, and any liability of any Acquired Company for Taxes of any other Person, as a transferee or successor, by Contract or otherwise; or

(ii) Any product shipped or manufactured by, or any services provided by, any Acquired Company, in whole or in part, prior to the Closing Date; or

(iii) Any matter disclosed in Schedule 11.02(f).

Section 11.03 Omitted.

Section 11.04 Indemnification, Payment, and Reimbursement by Buyer. Buyer shall indemnify and hold harmless Sellers from, and shall pay to Sellers the amount of, or reimburse Sellers for, any Loss that Sellers or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a) Any Breach of any representation or warranty made by Buyer in (i) this Agreement, (ii) the certificate delivered pursuant to Section 9.03, or (iii) in any other certificate, document, or other writing delivered by Buyer pursuant to this Agreement;

(b) Any Breach of any covenant or obligation of Buyer in this Agreement or in any certificate, document, or other writing delivered by Buyer pursuant to this Agreement; or

(c) Any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with Buyer (or any Person acting on its behalf) in connection with any Contemplated Transaction.

Section 11.05 Time Limitations.

(a) If the Closing occurs, Sellers shall have liability under Section 11.02(a) with respect to any Breach of a representation or warranty (other than those in Sections 3.01, 3.02, 3.03, 3.11, 3.13, 3.19, 3.24, or 3.28, as to which a claim may be made at any time), only if on or before June 30, 2016, Buyer notifies each Seller of a claim, specifying the factual basis of the claim in reasonable detail to the extent known by Buyer.

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(b) If the Closing occurs, Buyer shall have liability under Section 11.04(a) with respect to any Breach of a representation or warranty (other than those in Sections 4.01, 4.02, and 4.05, as to which a claim may be made at any time), only if on or before the date that is three years after the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent known by Sellers.

Section 11.06 Certain Limitations on Amount.

(a) If the Closing occurs, Sellers shall have no liability with respect to claims under Section 11.02(a) until the aggregate of all Losses suffered by all Buyer Indemnified Persons with respect to such claims exceeds $25,000; provided, however, that neither Seller shall have any liability with respect to such claims in excess of such Seller’s pro rata share of the Purchase Price.

(b) If the Closing occurs, Buyer shall have no liability with respect to claims under Section 11.04(a) until the aggregate of all Losses suffered by all Seller Indemnified Persons with respect to such claims exceeds $25,000.

(c) Payments by either Seller pursuant to Section 11.02 or 11.03 in respect to any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Buyer (or an Acquired Company) in respect of any such claim. The Buyer shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) Payments by the Sellers pursuant to Section 11.02 or 11.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit or reasonably expected to be realized as a result of such Loss by the Buyer.

(e) In no event shall either Seller be liable to the Buyer for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damage based on any type of multiple.

(f) The Buyer shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(g) Notwithstanding Section 11.02, the Sellers shall not be liable under this Article XI for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement to the extent disclosed in writing to Buyer prior to the Closing.

Section 11.07 Third-Party Claims.

(a) A Person benefited by Section 11.02 or 11.03 (an “Indemnified Person”) shall give notice of the assertion of a Third-Party Claim to each Seller or Buyer (an “Indemnifying Person”), as the case may be; provided, however, that no failure or delay on the part of an Indemnified Person in notifying an Indemnifying Person will relieve the Indemnifying Person from any obligation under this Article XI except to the extent that the failure or delay materially prejudices the defense of the Third-Party Claim by the Indemnifying Person.

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(b)

(i) Except as provided in Section 11.07(c), the Indemnifying Person may elect to assume the defense of the Third-Party Claim with counsel satisfactory to the Indemnified Person by (A) giving notice to the Indemnified Person of its election to assume the defense of the Third-Party Claim and (B) giving the Indemnified Person evidence acceptable to the Indemnified Person that the Indemnifying Person has adequate financial resources to defend against the Third-Party Claim and fulfill its obligations under this Article 11, in each case no later than 10 days after the Indemnified Person gives notice of the assertion of a Third-Party Claim under Section 11.07(a).

(ii) If the Indemnifying Person elects to assume the defense of a Third-Party Claim:

(A) it shall diligently conduct the defense and, so long as it diligently conducts the defense, shall not be liable to the Indemnified Person for any Indemnified Person’s fees or expenses subsequently incurred in connection with the defense of the Third-Party Claim other than reasonable costs of investigation;

(B) the election will conclusively establish for purposes of this Agreement that the Indemnified Person is entitled to relief under this Agreement for any Loss arising, directly or indirectly, from or in connection with the Third-Party Claim (subject to the provisions of Section 11.06);

(C) no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (I) there is no finding or admission of any violation by the Indemnified Person of any Legal Requirement or any rights of any Person, (II) the Indemnified Person receives a full release of and from any other claims that may be made against the Indemnified Person by the Third Party bringing the Third-Party Claim, and (III) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and

(D) the Indemnifying Person shall have no liability with respect to any compromise or settlement of such claims effected without its consent.

(iii) If the Indemnifying Person does not assume the defense of a Third-Party Claim in the manner and within the period provided in Section 11.07(b)(i), or if the Indemnifying Person does not diligently conduct the defense of a Third-Party Claim, the Indemnified Person may conduct the defense of the Third-Party Claim at the expense of the Indemnifying Person and the Indemnifying Person shall be bound by any determination resulting from such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or any Related Party other than as a result of monetary damages for which it would be entitled to relief under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third-Party Claim.

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(d) Notwithstanding the provisions of Section 12.13, Sellers consent to the nonexclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of determining any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.

(e) With respect to any Third-Party Claim subject to this Article XI:

(i) any Indemnified Person and any Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceeding at all stages thereof where such Person is not represented by its own counsel; and

(ii) both the Indemnified Person and the Indemnifying Person, as the case may be, shall render to each other such assistance as they may reasonably require of each other and shall cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(f) With respect to any Third-Party Claim subject to this Article XI, the parties shall cooperate in a manner to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that:

(i) It shall use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of procedure); and

(ii) All communications between any party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

(g) Any claim under this Article XI for any matter involving a Third-Party Claim shall be indemnified, paid, or reimbursed promptly. If the Indemnified Person shall for any reason assume the defense of a Third-Party Claim, the Indemnifying Person shall reimburse the Indemnified Person on a monthly basis for the costs of investigation and the reasonable fees and expenses of counsel retained by the Indemnified Person.

Section 11.08 Other Claims. A claim under this Article XI for any matter not involving a Third-Party Claim may be made by notice to each Seller or Buyer, as the case may be, and shall be indemnified, paid, or reimbursed promptly after such notice.

Section 11.09 Strict Liability or Indemnitee Negligence. THE PROVISIONS IN THIS ARTICLE XI SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT, OR FUTURE ACTS, CLAIMS, OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT, OR FUTURE ENVIRONMENTAL LAW, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES, OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM RELIEF IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY, OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING RELIEF, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING RELIEF.

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Section 11.10 Exclusive Remedy. Each party to this Agreement, for itself and its successors, transferees and assigns, hereby acknowledges and agrees that, following the Closing, except for any fraud or willful and material breach by any party, the indemnification provision set forth in this Article XI shall be the sole and exclusive remedies of the parties hereto for any breach or inaccuracy of any Person’s representations, warranties, covenants or other obligations contained in this Agreement, and no party hereto (or any other Person) will have any other entitlement, remedy or recourse, whether in law, contract, tort or otherwise, in respect of any such breach or inaccuracy.

ARTICLE XII.

MISCELLANEOUS

Section 12.01 Expenses.

(a) Except as otherwise provided in this Agreement or the other documents to be delivered pursuant to this Agreement, each party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the consummation and performance of the Contemplated Transactions, including all fees and expenses of its Representatives. Notwithstanding the foregoing, the Company may reimburse the Sellers for the fees and expenses (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the consummation and performance of the Contemplated Transactions to the extent they do not exceed $50,000 in the aggregate. The obligation of each party to bear its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

(b) All stamp, documentary, and other transfer Taxes (including any penalties and interest) incurred in connection with this Agreement, whether pertaining to the HOK Interests or any assets and properties of the Acquired Companies, will be paid by Sellers. Each Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

Section 12.02 Public Announcements. Notwithstanding any confidentiality obligation to which Buyer is subject, any public announcement, including any press release, communication to employees, customers, suppliers, or others having dealings with the Acquired Companies, or similar publicity with respect to this Agreement or any Contemplated Transaction, will be issued, at such time, in such manner, and containing such content as Buyer determines.

Section 12.03 Disclosure Schedules. In the event of any inconsistency between the statements in this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in this Disclosure Schedules will control.

Section 12.04 Nature of Sellers’ Obligations. The liabilities of Sellers under this Agreement are separate and are not joint and several. The Founder shall cause each Acquired Company to take, or refrain from taking, all actions as may be necessary or appropriate to implement this Agreement.

Section 12.05 Omitted.

Section 12.06 Further Assurances. The parties will (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of this Agreement, the Contemplated Transactions, and the documents to be delivered pursuant to this Agreement.

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Section 12.07 Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and, upon the Closing, any confidentiality obligation to which Buyer is subject) and constitutes (along with the Disclosure Schedules, the exhibits, and the other documents to be delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter of this Agreement.

Section 12.08 Modification. This Agreement may only be amended, supplemented, or otherwise modified by a writing executed by the Buyer and each Seller.

Section 12.09 Assignments and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other parties.. Any purported assignment of rights or delegation of obligations in violation of this Section 12.09 will be void. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the parties.

Section 12.10 No Third-Party Rights. Other than the Indemnified Persons and the parties, no Person will have any legal or equitable right, remedy, or claim under or with respect to this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a party to the Agreement.

Section 12.11 Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.

Section 12.12 Governing Law. All matters relating to or arising out of this Agreement or any Contemplated Transaction and the rights of the parties (whether sounding in contract, tort, or otherwise) will be governed by and construed and interpreted under the laws of the State of Connecticut without regard to conflicts of laws principles that would require the application of any other law.

Section 12.13 Jurisdiction; Service of Process. Except as otherwise provided in this Agreement, any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction shall be brought in the courts of the State of Connecticut, Judicial District of New Haven, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. Each party acknowledges and agrees that this Section 12.13 constitutes a voluntary and bargained-for agreement between the parties. Process in any Proceeding referred to in the first sentence of this Section or in Section 11.08(d) may be served on any party anywhere in the world, including by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.18. Nothing in this Section 12.13 will affect the right of any party to serve legal process in any other manner permitted by law or at equity.

Section 12.14 Waiver of Jury Trial. EACH PARTY, KNOWINGLY, VOLUNTARILY, and INTENTIONALLY, WAIVES ITS right to trial by jury in any proceeding arising out of or relating to this Agreement or any Contemplated Transaction, whether sounding in contract, tort, or otherwise.

Section 12.15 Attorneys’ Fees. In the event any Proceeding is brought in respect of this Agreement or any of the documents referred to in this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such Proceeding, in addition to any relief to which such party may be entitled.

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Section 12.16 Omitted.

Section 12.17 No Waiver. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirements, (a) no claim or right of any party arising out of this Agreement or any of the documents referred to in this Agreement can be waived, in whole or in part, unless made in a writing signed by such party; (b) a waiver given by a party will only be applicable to the specific instance for which it is given; and (c) no notice to or demand on a party will (i) waive or otherwise affect any obligation of that party or (ii) affect the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 12.18 Notices. All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice to the other parties):

Sellers:

Fritz Knipschildt

Unit K-101

133 Washington Street

Norwalk, CT 06854

Fax no.: (203) 838-3137

E-mail address: fritz@knipschildt.com

Marshall Brook Capital Corporation LLC

50 Prospect Avenue

Larchmont, New York 10538

Attn: Mark S. Wojciechowski

Fax no.: (212) 209-1825

E-mail address: msw2883@hotmail.com

with a copy to:

Carmody Torrance Sandak & Hennessey LLP

195 Church Street

New Haven, Connecticut 06510

Attention: Thomas R. Candrick, Jr.

Fax no.: 203-784-3199

E-mail address: tcandrick@carmodylaw.com

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Buyer:

CoConnect, Inc.

468 N. Camden Dr., Suite 350

Beverly Hills, California 90210

Attention: Bennett J. Yankowitz

Fax no.: (310) 388-0582

E-mail address: yankowitz@smcounsel.com

with a copy to:

Charles M. Shumaker

Shumaker Mallory PC

333 S. Hope St., 35th floor

Los Angeles, CA 90071

Fax no.: (213) 674-4268

E-mail address: mailto:Shumaker@smcounsel.com

Section 12.19 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 12.20 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 12.21 Counterparts and Electronic Signatures.

(a) This Agreement and other documents to be delivered pursuant to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document, and will be effective when counterparts have been signed by each of the parties and delivered to the other parties.

(b) A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes. The delivery of copies of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Sellers:

Fritz Knipschildt

Marshall Brook Capital Corpration. LLC

By:
Mark S. Wojciechowski
Its Manager and Sole Member

Buyer:	CoConnect, Inc.

By:
Bennett J. Yankowitz, President

By:
Henrik Rouf, Assistant Secretary

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